UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) and Rule 14a-12

AAC HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 POWELL PLACE

BRENTWOOD, TENNESSEE 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2017

Dear Fellow Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of AAC Holdings, Inc., to be held on Tuesday, May 16, 2017, at 2:00 p.m. (Central Time), at our corporate headquarters located at 200 Powell Place, Brentwood, Tennessee 37027.

We are holding the Annual Meeting for the following purposes:

(1)	To elect Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, Darrell S. Freeman, Sr., David C. Kloeppel, Jerrod N. Menz, Richard E. Ragsdale and Darryl E. Rouson as directors to hold office until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	To approve an amendment to our 2014 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,800,000 shares;

(3)	To approve the material terms of the 2014 Equity Incentive Plan, as amended, for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

(4)	To approve an amendment to our Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares;

(5)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(6)	To transact any other business that properly comes before the Annual Meeting or any adjournment thereof.

The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on March 21, 2017 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

We are mailing to each of our stockholders a paper copy of the Proxy Statement, our 2016 Annual Report to Stockholders and a proxy card. Our 2016 Annual Report to Stockholders is not part of the proxy solicitation materials. The Proxy Statement and our 2016 Annual Report to Stockholders are available online at proxyvote.com. Please read the enclosed materials carefully.

By order of the Board of Directors,

Michael T. Cartwright
Chairman and Chief Executive Officer

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

Information About The Meeting	1
Record Date	1
Quorum Requirements	1
Proposals	1
Board Recommendation	2
Voting Procedures	2
PROPOSAL 1: ELECTION OF DIRECTORS	4
Introduction	4
Qualification of Directors	4
Vote Required; Recommendation	11
CORPORATE GOVERNANCE	12
Corporate Governance Profile	12
Board Leadership Structure	12
Role of the Board in Risk Oversight	12
Independence	13
Board Committees	13
Meetings of our Board of Directors and Committees	16
Nomination of Directors	16
Director Nominees Recommended by Stockholders	17
Compensation Committee Interlocks and Insider Participation	17
Communication with the Board of Directors	17
Code of Ethics	18
Director Compensation	18
Director Stock Ownership Requirement	19
MANAGEMENT	20
Executive Officers	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
EXECUTIVE COMPENSATION	25
Overview	25
2016 Summary Compensation Table	25
2016 Executive Compensation Elements	26
Outstanding Equity Awards at 2016 Fiscal Year-End	28
Compensation Committee Report	28
PROPOSAL 2: APPROVAL OF THE FIRST AMENDMENT TO THE 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,800,000 SHARES	29
Background and Purpose of the Proposal	29
Consequences of Failing to Approve the Proposal	29
Summary of the Amended EIP	29
Equity Compensation Plan Information and Burn Rate	34
U.S. Federal Income Tax Consequences	34
Amended EIP Benefits	37
New Plan Benefits	37
Vote Required; Recommendation	37
PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE 2014 EQUITY INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE	38
Background and Purpose of the Proposal	38
Consequences of Failing to Approve the Proposal	38
Material Terms	39
Vote Required; Recommendation	40

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PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES	41
Background and Purpose of the Proposal	41
Consequences of Failing to Approve the Proposal	41
Summary of the Amended ESPP	41
U.S. Federal Income Tax Consequences	43
Amended ESPP Benefits	44
New Plan Benefits	44
Vote Required; Recommendation	44
PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
Fees Paid to BDO USA, LLP	45
Pre-Approval Policy	45
Vote Required; Recommendation	45
AUDIT COMMITTEE REPORT	46
Audit Committee Disclosures	46
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	47
Related Party Transaction Policy	47
Related Party Transactions	47
GENERAL INFORMATION	49
Stockholder Proposals for 2018 Annual Meeting	49
Section 16(a) Beneficial Ownership Reporting Compliance	49
Annual Report to Stockholders and Annual Report on Form 10-K	49
Delivery of Proxy Materials to Stockholders Sharing an Address	49
Cost of Proxy Solicitation	50
APPENDIX 1 FIRST AMENDMENT TO THE AAC HOLDINGS, INC. 2014 EQUITY INCENTIVE PLAN	A-1
APPENDIX 2 FIRST AMENDMENT TO THE AAC HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN	A-2

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AAC Holdings, Inc.

200 Powell Place

Brentwood, Tennessee 37027

PROXY STATEMENT

2017 Annual Meeting of Stockholders

AAC Holdings, Inc. (the “Company”) is soliciting proxies, and your vote is very important to us. For this reason, the Board of Directors (the “Board” or “Board of Directors”) of the Company requests that you allow your shares to be represented at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this Proxy Statement, the enclosed proxy card and our 2016 Annual Report to our stockholders beginning on or about April 14, 2017. The Annual Meeting will be held at the Company’s corporate headquarters located at 200 Powell Place, Brentwood, Tennessee 37027, on Tuesday, May 16, 2017, at 2:00 p.m. (Central Time).

Information About The Meeting

Record Date

The close of business on March 21, 2017 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 70,000,000 authorized shares of common stock, $0.001 par value per share (“Common Stock”), of which 24,092,415 shares were outstanding and entitled to vote, and 5,000,000 authorized shares of preferred stock, $0.001 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Quorum Requirements

A majority of the shares of Common Stock outstanding as of the close of business on March 21, 2017 and entitled to vote is required to constitute a quorum. Shares of Common Stock present by attendance or represented by proxy (including abstentions and broker non-votes) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the chairman of the Annual Meeting or the affirmative vote of a majority of the votes present, represented in person or by proxy, and entitled to be cast at the Annual Meeting.

Proposals

Stockholders will be voting on the following matters:

(1)	Election of Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, Darrell S. Freeman, Sr., David C. Kloeppel, Jerrod N. Menz, Richard E. Ragsdale and Darryl E. Rouson as directors to hold office until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	Approval of an amendment (the “First EIP Amendment”) to our 2014 Equity Incentive Plan (the “EIP”) to increase the number of shares reserved for issuance thereunder by 1,800,000 shares (collectively, the “Amended EIP”);

(3)	Approval of the material terms of the Amended EIP for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (“Section 162(m)”);

(4)	Approval of an amendment (the “First ESPP Amendment”) to our Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance thereunder by 250,000 shares (collectively, the “Amended ESPP”);

(5)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(6)	Such other business that properly comes before the Annual Meeting or any adjournment thereof.

Board Recommendation

Our Board of Directors recommends that you vote:

(1)	FOR the election of the nominees named in this Proxy Statement as directors to hold office until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	FOR the approval of the First EIP Amendment;

(3)	FOR the approval of the material terms of the Amended EIP for purposes of complying with Section 162(m);

(4)	FOR the approval of the First ESPP Amendment; and

(5)	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Voting Procedures

If a quorum is present at the Annual Meeting, the outcome of the proposals set forth in the Notice of Annual Meeting will be determined as follows:

•	With respect to Proposal 1 (Election of Directors), each director nominee will be elected if he receives a plurality of the votes of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting; and

•	With respect to Proposals 2 (Approval of the First EIP Amendment), 3 (Approval of the Material Terms of the Amended EIP for Purposes of Complying with Section 162(m)), 4 (Approval of the First ESPP Amendment) and 5 (Ratification of the Appointment of BDO USA, LLP), these proposals will be approved if they receive the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting.

With respect to Proposal 1, you may vote “for” a director nominee or may “withhold” your vote for a director nominee. Withheld votes will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. A withheld vote will have no effect on Proposal 1.

With respect to Proposals 2, 3, 4 and 5, you may vote “for” or “against” such matter or may “abstain” from voting for such matter. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. Abstentions will have the same effect as a vote against Proposals 2, 3, 4 and 5.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In such case, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the proxy card provided to you for information on the available voting methods. In addition, as the beneficial holder of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

Pursuant to New York Stock Exchange (“NYSE”) Rule 452, if your shares are held in street name and you do not give voting instructions to the record holder, the record holder will not be permitted to vote your shares with respect to Proposals 1, 2, 3 and 4, and your shares will be considered “broker non-votes” with respect to these proposals. However, the record holder will be entitled to vote your shares with respect to Proposal 5 even if you do not give voting instructions. We urge you to give voting instructions to your broker or nominee on all proposals.

Broker non-votes will be treated as shares present for quorum purposes, but are not considered votes for or against any proposal. Therefore, broker non-votes will not affect the outcome of any proposal.

If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if you sign and submit a proxy without voting instructions with respect to the proposals contained herein, the proxy will be voted:

•	FOR the election of the nominees named in this Proxy Statement as directors to hold office until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified;

•	FOR the approval of the First EIP Amendment;

•	FOR the approval of the material terms of the Amended EIP for purposes of complying with Section 162(m);

•	FOR the approval of the First ESPP Amendment; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

If any other matter properly comes before the Annual Meeting, the persons named as proxies will vote on such matters as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Kathryn Sevier Phillips, Chief Legal Officer, General Counsel and Secretary, at 200 Powell Place, Brentwood, Tennessee 37027, prior to the Annual Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors consisting of at least one and not more than eleven directors. Our Board is presenting eight nominees for election as directors at our Annual Meeting, six of whom currently serve as directors on our Board of Directors. Each nominee elected at the meeting will serve a term of office until our 2018 annual meeting of stockholders and until a successor is duly elected and qualified. Each nominee has consented to be a candidate and to serve if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Qualification of Directors

Each of the Company’s director nominees has demonstrated business acumen, the ability to exercise sound business judgment, and a commitment to serve the Company as a director. In addition, the Company’s director nominees bring a variety of professional backgrounds and experiences, and we believe that each of our director nominees possesses unique qualifications, skills and attributes that complement the performance of the full Board. The experience that each nominee has obtained from his professional background, as set forth below, has qualified him to serve on our Board of Directors.

The following table sets forth biographical information for each nominee designated by our Board of Directors to become a director, the year in which each nominee was first appointed or elected to the Board of Directors and a discussion of factors in each nominee’s experience that the Board views as supporting his service on the Board:

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Jerry D. Bostelman Director	48	2012	Yes	Mr. Bostelman is chief executive officer of Vaco Holdings, LLC, a professional staffing firm (“Vaco”), which he co-founded in 2002. Prior to co-founding Vaco, Mr. Bostelman was a regional manager for Robert Half International Inc., a provider of staffing services for accounting and finance professionals, where he worked from 1997 through 2001 and prior to that was an auditor for Arthur Anderson. The Board of Directors believes that Mr. Bostelman is qualified to serve as a director as a result of his accounting background and his broad management experience serving as regional manager of a national professional staffing firm and as chief executive officer of Vaco. Mr. Bostelman served six years in the Marine Corps Reserves, including a five month active tour of duty in the first Gulf War.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Lucius E. Burch, III Director	75	2012	Yes	Since 1989, Mr. Burch has served as the chairman and chief executive officer of Burch Investment Group, formerly Massey Burch Investment Group. Mr. Burch began his tenure at Massey Investment Company (the predecessor of Massey Burch Investment Group) as a financial analyst and portfolio manager in 1968. Mr. Burch is also the chairman and chief executive officer of Collateral Guaranty, a credit enhancement fund. Mr. Burch is the former chairman of CoreCivic, Inc. (f/k/a Corrections Corporation of America) (NYSE:CXW), an operator of private prisons and detention centers and has served on numerous private and public company boards. The Board of Directors believes that Mr. Burch is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive board experience, including service on the boards of directors of seven companies traded on NYSE, and his general business and financial acumen.

Michael T. Cartwright Chairman and Chief Executive Officer	48	2011	No	Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has almost 20 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Based on his knowledge of the Company, our business and his extensive experience in the addiction treatment industry, we have determined that Mr. Cartwright should serve as Chairman of our Board of Directors.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Darrell S. Freeman, Sr. Lead Independent Director	52	2013	Yes	Mr. Freeman currently serves as the Executive Managing Director of Zycron, Inc., an information technology services and solutions firm he founded in 1991. Mr. Freeman served as the executive chairman of Zycron, Inc. from the company’s formation until April 2017. Mr. Freeman co-founded Tennessee-based Reliant Bank in 2006, and he has served as a board member and a member of the audit and compensation committees of Commerce Union Bancshares, Inc., the holding company for Reliant Bank (NASDAQ:CUBN), since 2006. Since 2016, Mr. Freeman has also served as the chairman of the board of directors of S3 Asset Management, a technology and medical equipment recycling company. Additionally, in 2007 Mr. Freeman co-founded Pinnacle Construction Partners, a construction management firm, and has served as the chairman since 2007. The Board of Directors believes that Mr. Freeman is qualified to serve as a director as a result of his extensive business and financial experience and insight into risk management from his experience co-founding Reliant Bank and his service on its audit committee. In 2017, Mr. Freeman was appointed to a six-year term on Board of Trustees of Middle Tennessee State University by Governor Bill Haslam. From 2012 to 2016, Mr. Freeman served on the Tennessee Board of Regents. Beginning in 2006, Mr. Freeman served two one-year terms as chairman of the Nashville Area Chamber of Commerce, and in 2005 served as the chairman of the 100 Black Men of Middle Tennessee. Mr. Freeman was also a founding board member of the Nashville Entrepreneur Center in 2010.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

David C. Kloeppel Director	47	2013	Yes	Mr. Kloeppel is chairman of Eventa Global, Inc., a travel services company he founded in 2014. Mr. Kloeppel also serves as chief executive officer of Domus Hospitality, LLC, an entity focused on investment in the hospitality industry that he founded in 2013 and as a director of Cloudbeds, a hotel management software company, since 2013. Mr. Kloeppel served as president and chief operating officer of Gaylord Entertainment Company (NYSE:GET) from 2009 to 2012; as president and chief financial officer from 2008 to 2009; and as executive vice president and chief financial officer from 2001 until 2008. Prior to joining Gaylord Entertainment Company, he worked in the Mergers and Acquisitions Department at Deutsche Bank in New York, where he served as vice president and was responsible for that department’s activities in the lodging, leisure and real estate sectors. Mr. Kloeppel served as a director of FelCor Lodging Trust Inc. (NYSE:FCH) from 2005 to 2008, and was a member of the audit and compensation committees. The Board of Directors believes that Mr. Kloeppel is qualified to serve as a director as a result of his prior public company executive officer experience, his extensive corporate governance experience as an officer and director of publicly traded companies and his general business and financial acumen. Mr. Kloeppel currently serves on the Board of Visitors of the Owen Graduate School of Management at Vanderbilt University and the Board of Trustees at University School of Nashville.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Jerrod N. Menz Director Nominee	44	2008-2012	No	Mr. Menz is a Co-Founder of the Company with Michael T. Cartwright and remains a current employee. He formerly served as our President, a position held from June 2013 to July 2015. Mr. Menz has 20 years of experience in the drug and alcohol treatment industry. He previously served as the chief executive officer of American Addiction Centers, Inc. (formerly Forterus, Inc.) from 2011 until 2013. From 2009 until 2011, he served Forterus, Inc. in the roles of Vice President and Secretary. In 2004, Mr. Menz founded ABTTC, Inc. (d/b/a A Better Tomorrow), an alcohol and drug treatment provider in southern California, until Forterus, Inc. acquired A Better Tomorrow in 2008. Prior to founding A Better Tomorrow, Mr. Menz served as general manager of Wits Inn, a drug and alcohol treatment facility in Southern California, from 1997 through 2003 and as Vice President of Marketing of Chapman House Addiction Facilities, a drug and alcohol treatment facility in Orange, California, from 2003 to 2004. Based on his knowledge of the Company, our business and his extensive experience in the addiction treatment industry, we have determined that Mr. Menz should serve as a director. Mr. Menz is a graduate of the University of Pittsburgh.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Richard E. Ragsdale Director	73	2012	Yes	Mr. Ragsdale has co-founded and operated 17 healthcare corporations during his career. After beginning his career with Chase Manhattan Bank in New York, Mr. Ragsdale served as president and treasurer of Hospital Affiliates International, Inc., one of the country’s first hospital management firms, from 1973 to 1977, and served as vice president and chief financial officer of INA Health Care Group from 1977 to 1981. In 1981, he co-founded a hospital management company, Republic Health Corporation, which went public in 1983 and was acquired by an investor group in 1986. In 1985, Mr. Ragsdale co-founded Community Health Systems, Inc. (NYSE:CYH), a hospital management company, and served as chairman from 1985 to 1996. In 2000, he co-founded HealthMont Inc., an operator of community hospitals, and served as chairman from its formation in early 2000 until its acquisition by SunLink in October 2003. Mr. Ragsdale has been a private investor since his retirement in 2003. Mr. Ragsdale has served on the boards of numerous public and private companies and from June 2008 to June 2016 served as a director of BreatheAmerica, Inc., an operator of allergy, asthma and sinusitis treatment centers. The Board of Directors believes that Mr. Ragsdale is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive public company board experience and his general business and financial acumen.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Darryl E. Rouson Director Nominee	62	N/A	Yes	Since November 2016, Darryl E. Rouson has served as a Florida State Senator and previously served in the Florida House of Representatives from April 2008 to November 2016. In March 2017, Florida House Speaker Richard Corcoran appointed Sen. Rouson to the Constitutional Revision Commission, and in 2007 then-Governor Charlie Crist appointed Sen. Rouson to a one-year term on the Taxation and Budget Reform Commission. Since June 2014, Sen. Rouson has also practiced law with the Dolman Law Group in St. Petersburg, Florida. In 2003, he was appointed a chair of the Substance Abuse and Addictions Task Force for the National Bar Association. Sen. Rouson also served as the President of the St. Petersburg NAACP from 2000 to 2005 and President of the St. Petersburg Black Chamber of Commerce from 2003 to 2004. Sen. Rouson received his Bachelor of Arts from Xavier University in New Orleans, Louisiana and his Juris Doctor from the University of Florida in Gainesville, Florida. The Board of Directors believes that Mr. Rouson is qualified to serve as a director as a result of his personal experience in addiction, rehabilitation and recovery issues, as well as his research, presentations and involvement in recovery matters. He has demonstrated a commitment to public service and activism.

Vote Required; Recommendation

Directors are elected by a plurality of the votes cast by the holders of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote in the election at a meeting at which a quorum is present. Our Articles of Incorporation do not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Stockholders may vote “for” a director nominee or may “withhold” such stockholder’s vote for a director nominee. A withheld vote will have no effect on the outcome of the election of directors.

Pursuant to NYSE Rule 452, the uncontested election of directors may not be voted upon by banks, brokerage firms or other nominees holding shares in street name without instruction from beneficial owners. Consequently, proxies submitted by banks, brokerage firms or other nominees holding shares in street name may not, in the absence of specific instructions from beneficial owners, vote the shares in favor of a nominee or withhold votes from a nominee at the discretion of the bank, brokerage firm or other nominee. Broker non-votes are not considered votes for or against any proposal. Therefore, broker non-votes will not affect the outcome of the election of directors.

Unless a proxy specifies otherwise, or results in a broker non-vote because of the failure to execute or return the proxy to a broker with instructions, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by our Board of Directors. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends that the stockholders vote FOR each of the director nominees.

CORPORATE GOVERNANCE

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not classified, with each of our directors subject to re-election annually;

•	of the six persons who currently serve on our Board of Directors, five of our directors satisfy the listing standards for independence of the NYSE and four of our directors satisfy the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each member of our Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC;

•	three of our four standing committees of our Board of Directors—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance and Quality Care Committee—consist solely of independent directors in compliance with NYSE listing requirements; and

•	we do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board Leadership Structure

Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Cartwright. Our Board of Directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our Board of Directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and our Board of Directors, facilitating the regular flow of information. Our Board of Directors also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with our Chief Executive Officer).

In June 2014, in anticipation of our initial public offering (the “IPO”), our Board of Directors appointed Mr. Freeman as lead independent director in order to help reinforce the independence of our Board of Directors as a whole. The lead independent director serves as an effective balance to a combined Chief Executive Officer/Chairman. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, preside over board meetings in the absence of the Chairman and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors and act as liaison between the Chairman and the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance and Quality Care Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compliance and Quality Care Committee provides oversight of our compliance with applicable laws and regulations and communicates significant compliance issues to our Board of Directors and to other committees.

Independence

The NYSE requires a majority of our Board of Directors to consist of independent directors. A director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, in order for a member of the Compensation Committee or the Audit Committee to be considered independent, such committee member may not, other than in his capacity as a member of the Board of Directors or any Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us; or (2) be an affiliated person of us.

In February 2017 and April 2017, our Board of Directors undertook a review of the composition of our Board of Directors and its committees, and of our nominees for the Board of Directors, respectively, and the independence of each director or nominee. Based upon information requested from and provided by each director or nominee concerning his background, employment and affiliations, including family relationships, our Board of Directors has affirmatively determined that none of our directors or nominees, other than Messrs. Cartwright and Menz, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of Messrs. Bostelman, Burch, Kloeppel, Freeman, Ragsdale and Rouson is “independent” as that term is defined by the NYSE Listed Company Manual. Our Board of Directors also determined that Messrs. Freeman, Kloeppel and Ragsdale, who comprise our Audit Committee, Messrs. Bostelman, Burch, Kloeppel and Freeman, who comprise our Compensation Committee, and Messrs. Bostelman, Burch and Freeman, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for such committees established by the Securities and Exchange Commission (“SEC”) and the NYSE. If elected, Sen. Rouson will be appointed to the Nominating and Corporate Governance Committee and our Board of Directors determined that Sen. Rouson satisfies the independence standards for such committee. Except for Mr. Bostelman, each of the members of our Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. In making such determination, the Board of Directors considered the relationships that each such non-employee director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Compliance and Quality Care Committee. Each committee operates under a charter approved by our Board of Directors, copies of which are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Audit Committee. Our Audit Committee consists of Messrs. Freeman, Kloeppel and Ragsdale, each of whom is a non-employee director. Mr. Kloeppel serves as the chair of our Audit Committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal control over financing reporting;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and other matters;

•	preparing the report of the Audit Committee that the SEC requires in our annual proxy statement;

•	overseeing risks associated with financial matters such as accounting, internal control over financial reporting and financial policies;

•	reviewing the Company’s internal audit function and overseeing the internal audit department’s staffing, budget and responsibilities;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the NYSE listing standards and that each of Messrs. Kloeppel, Freeman and Ragsdale qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations. In making its determination that each of Messrs. Kloeppel, Freeman and Ragsdale qualifies as an “audit committee financial expert,” our Board of Directors has considered the formal education and nature and scope of the previous experience of each of Messrs. Kloeppel, Freeman and Ragsdale, coupled with past and present service on various Audit Committees. Both our independent registered public accounting firm and management personnel periodically meet privately with our Audit Committee.

Compensation Committee. Our Compensation Committee consists of Messrs. Bostelman, Burch, Freeman and Kloeppel. Mr. Bostelman serves as the chair of our Compensation Committee. Pursuant to the Compensation Committee’s charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, consisting of one or more independent members of the Compensation Committee. The Board has established a subcommittee of our Compensation Committee consisting of Messrs. Burch, Freeman and Kloeppel for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Code and for purposes of Section 16 of the Exchange Act. The functions of the Compensation Committee, or the subcommittee of the Compensation Committee, include, among other things:

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•	reviewing and recommending to our Board of Directors performance goals and objectives relevant to the compensation of our executive officers;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	evaluating and recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•	administering our equity incentive plans;

•	reviewing and recommending to our Board of Directors policies with respect to incentive compensation and equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	evaluating and overseeing risks associated with compensation policies and practices;

•	reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers and other members of senior management;

•	preparing the report of the Compensation Committee that the SEC requires in our annual proxy statement;

•	reviewing the adequacy of its charter on an annual basis; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee, including compliance of the Compensation Committee with its charter.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Messrs. Bostelman, Burch and Freeman. Mr. Freeman serves as the chair of our Nominating and Corporate Governance Committee. If elected, Sen. Rouson will be appointed to the Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating the performance of our Board of Directors and the committees thereof, including compliance of each committee with its charter;

•	nominating and recommending individuals for membership on our Board of Directors;

•	considering nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;

•	periodically reviewing our policy statements;

•	reviewing, at least annually, the adequacy of its charter; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee, including compliance of the Nominating and Corporate Governance Committee with its charter.

Compliance and Quality Care Committee. Our Compliance and Quality Care Committee is composed of Messrs. Bostelman, Cartwright, Freeman and Kloeppel. Mr. Freeman serves as the chair of our Compliance and Quality Care Committee. If elected, Sen. Rouson will be appointed to the Compliance and Quality Care Committee. The functions of the Compliance and Quality Care Committee include:

•	providing oversight of our compliance with applicable laws and regulations and communicating significant compliance issues to our Board of Directors and to other committees;

•	reviewing significant compliance risk areas and the steps management has taken to monitor, control, and report such compliance risk exposure;

•	regularly reviewing reports of our Chief Legal Officer and General Counsel on litigation, any material reports or inquiries we have received from regulators or governmental agencies, and other matters, including the scope and effectiveness of compliance policies and programs;

•	reviewing reports of our Compliance Committee, which is composed of our Chief Compliance Officer and senior personnel responsible for overseeing clinical operations to address any issues raised

•	reviewing and evaluating, at least annually, the effectiveness of our compliance staff, the Compliance Committee and compliance and ethics program;

•	reviewing and approving compliance related policies and procedures, including employee standards of conduct;

•	reporting compliance issues that may have significant financial implications to our Audit Committee in the discharge of the Audit Committee’s obligations related to such compliance issues;

•	meeting regularly in executive session with our Chief Compliance Officer;

•	provide oversight of our policies and procedures relating to the delivery of quality care to clients;

•	reviewing the policies and procedures developed by the our Chief Compliance Officer and Chief Clinical Officer and other members of management to advance the quality of care provided to clients and client safety, including quality, credentialing, accreditation and safety policies and procedures;

•	reviewing, in conjunction with the Chief Compliance Officer and other members of management, the development of internal systems and controls to collect and measure quality data and carry out our standards, policies and procedures relating to quality of client care and client safety;

•	reviewing information regarding our quality, clinical risk, client safety and performance improvement initiatives;

•	reviewing the results of physician and employee satisfaction surveys;

•	ensuring communication across the organization regarding client care and safety improvement opportunities and activities and the evaluation of those activities;

•	reviewing adverse events relating to the quality of client care and client safety, along with corrective action plans; and

•	consulting with our Compensation Committee regarding quality and client safety related key performance indicators and other compensation measures.

Meetings of our Board of Directors and Committees

During 2016, our Board of Directors met six (6) times, our Audit Committee met six (6) times, our Compensation Committee met two (2) times and our Nominating and Corporate Governance Committee met two (2) times. All directors attended more than 75% of the meetings of the Board and of the committees on which they served in fiscal year 2016. The Compliance and Quality Care Committee was formed on October 31, 2016, but did not otherwise meet during 2016. We encourage each member of the Board to attend our annual meetings of stockholders. All members of our Board were present at last year’s annual meeting of stockholders.

Nomination of Directors

The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. In evaluating the qualifications of a director nominee, the Nominating and Corporate Governance

Committee assesses the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and fulfill the needs of the Board at that time. A copy of our Corporate Governance Guidelines is available on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

The Nominating and Governance Committee also considers diversity in professional and personal experience, skills, background, race, gender and other factors of diversity as it deems appropriate when considering director candidates. Following its evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders

Our Bylaws govern stockholder nominations of directors. The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver a written notice to the corporate secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of date of the proxy statement delivered to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event (i) the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 30 days after the preceding year’s annual meeting of stockholders, (ii) no proxy statement was made available to stockholders in connection with the preceding year’s annual meeting, or (iii) the Company did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Bylaws for more detailed information regarding the process by which stockholders may nominate directors.

Compensation Committee Interlocks and Insider Participation

During 2016, Messrs. Burch, Freeman, Kloeppel, and since October 31, 2016, Mr. Bostelman, served on the Compensation Committee of our Board of Directors. No member of our Compensation Committee has ever been an executive officer or employee of the Company or any of its subsidiaries. None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Communication with the Board of Directors

Our stockholders and other interested parties may communicate directly with our Board of Directors, any of its committees, its independent directors, or any individual director. All communications should be in written form and directed to Kathryn Sevier Phillips, Chief Legal Officer, General Counsel and Secretary, AAC Holdings, Inc., 200 Powell Place, Brentwood, Tennessee 37027. All letters addressed to our Board of Directors or its committees will be forwarded to the appropriate chairman. Letters addressed to the independent directors will be forwarded to our lead independent director, Mr. Freeman. Letters addressed to individual directors will be forwarded to the addressee.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to AAC Holdings, Inc., Attention: Audit Committee, 200 Powell Place, Brentwood, Tennessee 37027. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our periodic reports to regulatory and other government agencies and other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by applicable law or NYSE regulations. In addition, our Board has adopted a Code of Ethics for Senior Financial Officers that is specifically applicable the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct and compliance with the law, particularly as it relates to the maintenance of the Company’s financial records and the preparation of financial statements filed with the SEC. A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Director Compensation

As compensation for serving on our Board of Directors during 2016, we provided each of our independent directors an annual retainer consisting of a stock award with a grant date fair value of $60,200. In addition, each committee chair, other than Mr. Bostelman, who became the chair of our Compensation Committee in October 2016, received an additional stock award with a grant date fair value of $8,600. Our lead independent director received an additional stock award with a grant date fair value of $8,600. Directors who are also officers or employees of the Company do not receive additional compensation for service as directors. No cash payments were earned by our Board of Directors for fiscal year 2016. The following table reflects the total compensation earned by our non-employee directors for their service in 2016:

Name	Stock Awards ($)(1)	Total Compensation ($)
Jerry D. Bostelman	60,200	60,200
Lucius E. Burch, III	60,200	60,200
Darrell S. Freeman, Sr.(2)	77,400	77,400
David C. Kloeppel(3)	68,800	68,800
Richard E. Ragsdale	60,200	60,200

(1)	Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of a March 9, 2017 grant of fully vested shares of Common Stock to each non-employee director as compensation for his service to the Company in 2016.
(2)	Mr. Freeman serves as the chair of our Nominating and Corporate Governance Committee and lead independent director.
(3)	Mr. Kloeppel serves as the chair of our Audit Committee.

Director Stock Ownership Requirement

To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each non-employee director is expected to own shares of Common Stock valued at five times the director’s annual retainer. Each director will have five years from the later of the adoption of the Company’s Corporate Governance Guidelines in June 2014 and the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. Each director currently owns shares of our Common Stock in an amount that is significantly greater than the amount required under our director stock ownership requirement.

MANAGEMENT

Executive Officers

Below are the names, ages (as of April 14, 2017) and a brief account of the business experience of our executive officers.

Name	Age	Title
Michael T. Cartwright	48	Chairman and Chief Executive Officer
Kirk R. Manz	50	Chief Financial Officer
Kathryn Sevier Phillips	46	Chief Legal Officer, General Counsel and Secretary
Andrew W. McWilliams	45	Chief Accounting Officer
Thomas W. Doub, Ph.D.	48	Chief Clinical Officer and Chief Compliance Officer

The term of each executive officer runs until his or her successor is elected and qualified, unless sooner removed.

Michael T. Cartwright, Chairman and Chief Executive Officer. Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has over 20 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Mr. Cartwright is a graduate of Trevecca Nazarene University.

Kirk R. Manz, Chief Financial Officer. Mr. Manz joined the Company as Chief Financial Officer in January 2011. From 2008 through 2010, Mr. Manz served as chief executive officer of GMD Holdings, Inc. (d/b/a Blast Panel), a digital media company. From 2006 through 2008, Mr. Manz served as managing member of Private Capital Securities, LLC, a boutique investment banking firm. From 2004 through 2006, Mr. Manz served as vice president of investments for Piper Jaffray & Co. Previously, Mr. Manz worked as a fixed income specialist for Stephens Inc. from 2002 through 2004. From 1988 to 2002, Mr. Manz was co-founder and chief executive officer of four communications companies including Igaea, Inc., an international VoIP telecommunications provider. Mr. Manz is a graduate of Vanderbilt University.

Kathryn Sevier Phillips, Chief Legal Officer, General Counsel and Secretary. Ms. Phillips joined the Company in December 2013 as General Counsel and Secretary and was named as Chief Legal Officer, in addition to General Counsel and Secretary, in 2016. From 2009 to 2013, Ms. Phillips served as Managing Partner of Sevier Phillips & Associates, a legal, compliance and political consulting practice focused primarily on healthcare clients. From 2004 to 2008, Ms. Phillips was general counsel and secretary of National Renal Alliance, LLC, a national renal disease management and dialysis provider, where Ms. Phillips served as the chief legal and government affairs officer. From 1999 to 2004, Ms. Phillips practiced with the law firm of Stites & Harbison PLLC. In 1999, Ms. Phillips served as general counsel of Alexander for President, the presidential campaign of Senator Lamar Alexander. From 1995 to 1998, Ms. Phillips practiced with the law firm of Bass, Berry & Sims PLC. Ms. Phillips is a graduate of Auburn University, the Harvard Graduate School of Education and Harvard Law School.

Andrew W. McWilliams, Chief Accounting Officer. Mr. McWilliams joined the Company as Chief Accounting Officer in August 2014. From October 1998 through August 2014, Mr. McWilliams worked as an auditor with Ernst & Young LLP, a national public accounting firm. During his tenure with Ernst & Young, Mr. McWilliams served multiple healthcare clients and also gained experience across a variety of corporate transactions, including public offerings of securities and mergers and acquisitions. Mr. McWilliams is a graduate of Georgia State University.

Thomas W. Doub, Ph.D., Chief Clinical Officer and Chief Compliance Officer. Dr. Doub joined the Company in August 2016 in a dual role of Chief Clinical Officer and Chief Compliance Officer. From 2003 through 2016, Dr. Doub served as in various roles with Centerstone of America, one of the nation’s largest not-for-profit providers of community-based behavioral health care, including, CEO of Centerstone Research Institute (2011-2016), Chief Clinical Officer of Centerstone of America (2015-2016); COO of Centerstone Research Institute (2008-2011); and Vice President of Research (2003-2009). He has also served as an Assistant Clinical Professor of Psychiatry at Vanderbilt University. Over the past decade, Dr. Doub has been involved in more than 150 studies examining what works in behavioral healthcare and how organizations achieve clinical excellence. More than 50 of these studies specifically addressed addiction treatment and prevention. In his role as Chief Clinical Officer at Centerstone, he led the implementation of clinical best practices across a multistate system, serving more than 100,000 clients per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The table below sets forth information with respect to ownership of our Common Stock, as of March 21, 2017, by:

•	Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	Each of our directors and nominees;

•	Each of our named executive officers as set forth in the Summary Compensation Table; and

•	All of our current directors and executive officers as a group.

To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 24,092,415 shares of Common Stock outstanding on March 21, 2017, unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and executive officers:
Michael T. Cartwright(3)	5,196,666	21.57%
Candance A. Henderson(4)	106,611	* *
Kirk R. Manz(5)	553,298	2.30%
Jerry D. Bostelman(6)	691,051	2.87%
Lucius E. Burch, III	972,071	4.03%
Darrell S. Freeman, Sr.(7)	235,933	* *
David C. Kloeppel(8)	237,580	* *
Richard E. Ragsdale(9)	68,604	* *
All directors and executive officers, as a group (10 persons)(10)	8,189,540	33.99%
Other Stockholders:
Jerrod N. Menz(11)	4,553,921	18.90%
Deerfield Management Company, L.P.(12)	2,808,680	9.98%

**	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o AAC Holdings, Inc., 200 Powell Place, Brentwood, Tennessee 37027.
(2)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock which a person has the right to acquire within 60 days of March 21, 2017 through the vesting and/or exercise of any equity award or other right. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.
(3)	Consists of (i) 3,130,490 shares of record held by Mr. Cartwright, (ii) 954,507 shares held of record by the Irrevocable Family Trust of Tina Cartwright of which Mr. Cartwright serves as one of two trustees, (iii) 954,507 shares held of record by the Irrevocable Family Trust of Michael T. Cartwright of which Mr. Cartwright’s family is the beneficiary and (iv) 157,162 shares held of record by Tina F. Cartwright, Mr. Cartwright’s spouse. Of the aggregate amount reported herein, up to 1,025,333 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(4)	Ms. Henderson resigned as Chief Operating Officer of the Company and as Chief Operating Officer of American Addiction Centers, Inc. (“AAC”) effective February 3, 2017. 23,336 unvested shares were forfeited upon Ms. Henderson’s resignation.

(5)	Consists of (i) 50,360 shares held of record by Mr. Manz, (ii) 97,160 shares of record by the 2014 Kirk R. Manz Children’s Trust Agreement, of which Bruce Manz, Mr. Manz’s brother, serves as the trustee, (iii) 171,252 shares held of record by the Irrevocable Qualified Disposition Trust, of which Mr. Manz is the beneficiary and U.S. Trust Company of Delaware serves as the trustee and (iv) 234,526 shares held of record by the Kirk R. Manz Revocable Trust, of which Mr. Manz is the beneficiary and serves as the trustee.
(6)	Consists of (i) 604,165 shares held of record by Mr. Bostelman and (ii) 86,886 shares held of record by the Jerry D. Bostelman Irrevocable Trust, of which Mr. Bostelman serves as the trustee. Of the aggregate amount reported herein, up to 136,722 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(7)	Consists of (i) 122,660 shares held of record by Mr. Freeman, (ii) 88,648 shares held of record by Zycron, Inc., of which Mr. Freeman is the Executive Managing Director, and (iii) 24,625 shares held of record by Milan Investment Group, LLC, which is controlled by Gloria J. Freeman, Mr. Freeman’s spouse.
(8)	Consists of (i) 212,580 shares held of record by Mr. Kloeppel, and (ii) 25,000 shares held of record by Sunshine Capital Trust, of which Mr. Kloeppel’s spouse serves as one of two trustees. Mr. Kloeppel disclaims ownership of the 25,000 shares held of record by Sunshine Capital Trust.
(9)	Consists of (i) 15,044 shares held of record by Mr. Ragsdale and (ii) 53,560 shares held of record by the Richard Elliot Ragsdale Revocable Trust, of which Mr. Ragsdale serves as the trustee and is a beneficiary.
(10)	This group includes all of our current directors and executive officers.
(11)	Consists of (i) 2,527,745 shares of record held by Mr. Menz, (ii) 954,507 shares held of record by the Irrevocable Family Trust of Victoria Menz, of which Mr. Menz serves as one of two trustees, (iii) 954,507 shares held of record by the Irrevocable Family Trust of Jerrod Menz, of which Mr. Menz’s family is the beneficiary and (iv) 117,162 shares held of record by Victoria Menz, Mr. Menz’s spouse. Of the aggregate amount reported herein, up to 900,000 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(12)	Comprised of an aggregate of 1,975,347 shares of common stock and 833,333 shares of common stock underlying convertible notes. This information is based on Amendment No. 2 to Schedule 13G filed on February 14, 2017 by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Mgmt III, L.P., Deerfield Private Design Fund III, L.P. and James E. Flynn (collectively, the “Deerfield Parties”). The shares of Common Stock beneficially owned by the Deerfield Parties reflects the following:

(i) 2,392,013 shares of Common Stock, representing 9.92% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Mgmt, L.P., consisting of 1,975,347 shares of Common Stock and 416,666 shares of Common Stock underlying convertible notes held by Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the general partner;

(ii) 2,808,680 shares of Common Stock, representing 9.98% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Management Company, L.P., consisting of 1,975,347 shares of Common Stock and 833,333 shares of Common Stock underlying convertible notes held by Deerfield Partners, L.P., Deerfield International Master Fund, L.P. and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the investment advisor;

(iii) 1,052,125 shares of Common Stock, representing 4.4% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Partners, L.P., consisting of 868,792 shares of Common Stock and 183,333 shares of Common Stock underlying convertible notes;

(iv) 1,339,888 shares of Common Stock, representing 5.6% of the outstanding shares of the Common Stock, beneficially owned by Deerfield International Master Fund, L.P., consisting of 1,106,555 shares of Common Stock and 233,333 shares of Common Stock underlying convertible notes;

(v) 416,666 shares of Common Stock, representing 1.73% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Mgmt III, L.P., consisting of 416,666 shares of Common Stock underlying convertible notes held by Deerfield Private Design Fund III, L.P., of which Deerfield Mgmt III, L.P. is the general partner;

(vi) 416,666 shares of Common Stock, representing 1.73% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Private Design Fund III, L.P., consisting of 416,666 shares of Common Stock underlying convertible notes; and

(vii) 2,808,680 shares of Common Stock, representing 9.98% of the outstanding shares of the Common Stock, beneficially owned by James E. Flynn, consisting of 1,975,347 shares of Common Stock and 833,333 shares of Common Stock underlying convertible notes held by Deerfield Partners, L.P., Deerfield International Master Fund, L.P. and Deerfield Private Design Fund III, L.P.

The provisions of the convertible notes beneficially owned by the Deerfield Parties restrict the conversion of such securities to the extent that, upon such exercise or conversion, the number of shares of Common Stock then beneficially owned by the holder and any other person or entities with which the holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of the Company then outstanding (the “Deerfield Ownership Cap”). Accordingly, notwithstanding the number of shares of Common Stock reported as beneficially owned by the Deerfield Parties, the Deerfield Parties disclaim beneficial ownership of the shares of Common Stock issuable upon conversion of such convertible notes to the extent that upon such conversion the number of shares of Common Stock beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Deerfield Ownership Cap.

EXECUTIVE COMPENSATION

Overview

The primary goal of our executive compensation program is to align executive compensation with our business objectives and individual performance, as well as to enable us to attract, retain and reward executive officers who contribute to our long-term success. The Compensation Committee sets the compensation of our executive officers and certain of our significant employees. Generally, the Compensation Committee considers and evaluates the Company’s performance and goals and our Chief Executive Officer’s recommendations with respect to each officer or employee (other than the Chief Executive Officer) in setting compensation. The compensation of our executive officers and certain of our significant employees consists of a combination of base salary and incentive bonuses paid in cash or equity. All employees, including our executive officers and certain significant employees, also receive a benefits package.

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer, whom we refer to as our “named executive officers” in this Proxy Statement. We are also voluntarily disclosing the compensation of Jerrod N. Menz, a Co-Founder, current employee, former President, former member of the Board of Directors and current director nominee, as well as Michael J. Blackburn, our Senior Vice President of Business Development, in order to provide our stockholders with additional disclosure regarding our highly compensated significant employees.

2016 Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers and certain of our significant employees during the year ended December 31, 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Michael T. Cartwright	2016	557,500	—	—	317,500	27,737	(4)	902,737
Chairman and Chief Executive Officer	2015	557,500	—	—	635,000	25,079		1,217,579

Candance A. Henderson(3)	2016	325,000	—	324,800	138,126	28,151	(5)	816,077
Former Chief Operating Officer	2015	322,917	—	860,100	300,626	28,010		1,511,653

Kirk R. Manz	2016	346,554	—	324,800	150,000	35,889	(6)	857,243
Chief Financial Officer

Jerrod N. Menz	2016	557,500	—	—	317,500	27,737	(4)	902,737
Co-Founder, Employee, Former President and Director Nominee

Michael J. Blackburn	2016	338,106	68,750	324,800	87,500	6,520	(7)	825,676
Senior Vice President, Business Development

(1)	The dollar amounts shown in this column represent the fair value of restricted shares on their respective grant dates: January 7, 2015 ($28.64 per share) and January 13, 2016 ($16.24 per share). The grant date fair value was computed in accordance with ASC 718.
(2)	Includes cash amounts awarded as annual incentive bonuses. Please refer to “Executive Compensation—2016 Executive Compensation Elements—Non-Equity Incentive Compensation.”

(3)	Ms. Henderson resigned as Chief Operating Officer of the Company and as Chief Operating Officer of AAC effective February 3, 2017.
(4)	Reflects $24,737 of payments for health insurance premiums and $3,000 of Company contributions to a health savings account (“HSA”).
(5)	Reflects $14,845 of payments for health insurance premiums, $3,000 of Company contributions to a HSA, $3,556 of Company provided discount on shares acquired through the ESPP, and $6,750 of Company contributions to the Company’s 401(k) profit sharing plan.
(6)	Reflects $23,593 of payments for health insurance premiums, $3,000 of Company contributions to a HSA, $296 of Company provided discount on shares acquired through the ESPP, and $9,000 of Company contributions to the Company’s 401(k) profit sharing plan.
(7)	Reflects $3,635 of Company provided discount on shares acquired through the ESPP and $2,885 of Company contributions to the Company’s 401(k) profit sharing plan.

2016 Executive Compensation Elements

Each of our named executive officers was provided with the following material elements of compensation in 2016:

Base Salary. We provide a base salary to each named executive officer. The primary goal for base salary is to be market competitive and to compensate an executive’s short-term contributions, as well as to provide current financial stability. In 2015, the Compensation Committee engaged McDaniel & Associates as its independent compensation consultant to advise the Company on its executive compensation program, including by identifying a peer group of companies and performing a peer group compensation analysis. The peer group recommended by McDaniel & Associates and utilized by the Compensation Committee for compensation purposes, including setting base salary levels, consisted of the following 14 publicly traded health care companies:

Addus Homecare Corporation	Five Star Quality Care, Inc.
Almost Family, Inc.	Healthways, Inc.
BioScrip, Inc.	Landauer, Inc.
BioTelemetry, Inc.	LHC Group, Inc.
Capital Senior Living Corporation	National Healthcare Corporation
CorVel Corporation	RadNet, Inc.
Cross Country Healthcare, Inc.	U.S. Physical Therapy, Inc.

The peer group is reviewed annually by the Compensation Committee for appropriateness, taking into account the advice of our independent compensation consultant. The peer group used in 2016 was comprised of the companies listed above, which was not adjusted from the peer group used in 2015, to ensure a relevant comparison for executive compensation decisions.

Non-Equity Incentive Compensation. Incentive bonuses are a key component of our executive compensation strategy. We believe such performance-based incentive compensation aligns our named executive officers’ compensation to the Company’s goals. On February 22, 2016, the Compensation Committee met and approved the AAC Holdings, Inc. 2016 Annual Bonus Plan (the “2016 Bonus Plan”) for certain of the Company’s executive officers and members of senior management, which provided for cash bonuses payable under the EIP based on the achievement of adjusted EBITDA targets during each quarter of the fiscal year ended December 31, 2016 and the fiscal 2016 as a whole. The Compensation Committee, or a subcommittee thereof, reviewed and approved the Company’s actual performance during each quarter of the fiscal year ended December 31, 2016 and the fiscal 2016 as a whole, and, as a result, the respective target levels of incentive bonuses for fiscal year 2016 are set forth in the following table:

Period	Targeted Adjusted EBITDA ($)(1)	Actual Adjusted EBITDA ($)
Q1 2016	10,250,000	12,000,000
Q2 2016	11,750,000	12,500,000
Q3 2016	15,000,000	12,100,000
Q4 2016	15,000,000	11,100,000
2016 Fiscal Year	52,000,000	47,700,000

(1)	For purposes of the 2016 Bonus Plan, “Adjusted EBITDA” was defined as consolidated net income, plus, without duplication, to the extent reducing consolidated net income, (i) interest expense, (ii) depreciation expense, (iii) amortization expense, (iv) tax expense, (v) non-cash stock compensation, (vi) acquisition-related expenses, (vii) de-novo startup expenses and (viii) other expenses that are either unusual in nature or infrequently occurring, within the meaning of GAAP.

As a result, the annual incentive bonuses actually awarded to each named executive officer are set forth in the following table:

Named Executive Officer and Certain Significant Employees	Q1 2016	Q2 2016	Q3 2016		Q4 2016		Aggregate 2016 Bonus Payout
Michael T. Cartwright	$158,750	$158,750	—		—		$317,500
Candance A. Henderson	$69,063	$69,063	—		—		$138,126
Kirk R. Manz	$75,000	$75,000	—		—		$150,000
Jerrod N. Menz	$158,750	$158,750	—		—		$317,500
Michael J. Blackburn	$43,750	$43,750	$25,000	(1)	$43,750	(1)	$156,250

(1)	Amounts paid to Mr. Blackburn in the third and fourth quarters of fiscal 2016 constituted discretionary cash bonuses based on his individual performance.

Equity Incentive Compensation. For fiscal year 2016, Ms. Henderson and Messrs. Manz and Blackburn were granted 20,000 shares of restricted Common Stock, respectively, pursuant to our 2014 Equity Incentive Plan, which awards vest in equal quarterly installments over a three-year period. The awards granted to Ms. Henderson and Messrs. Manz and Blackburn were part of the Company’s 2016 grant of restricted shares of Common Stock to its employees. The Compensation Committee has specifically focused its objectives for executive officer performance through compensation packages with a combined approach of (i) market-based cash compensation, inclusive of base salaries and cash bonus amounts, for each executive officer, respectively, and (ii) longer term equity incentives, with minimum three-year vesting provisions. The Compensation Committee believes this emphasis on longer term equity compensation better aligns executive officer performance with overall Company performance during the Company’s intensive growth stages and provides an effective compensation platform to continue to recruit and retain the highest quality executive talent.

Employment Agreements. We currently do not have any employment agreements with our named executive officers.

Retirement Arrangements. We maintain a 401(k) savings plan for eligible employees, including our named executive officers, and provide annual discretionary matching contributions to 401(k) plan participants. We do not maintain a defined benefit pension plan.

Employee Benefits. Eligible employees, including our named executive officers, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. Our named executive officers participate in these programs on the same basis as eligible employees generally, except that the Company covers the full costs of premiums with respect to the medical insurance plan.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information with respect to holdings of unvested restricted Common Stock awards held by our named executive officers, as well as certain of our significant employees, Messrs. Menz and Blackburn, at December 31, 2016.

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael T. Cartwright	—	—
Candance A. Henderson(2)	23,336	168,953	(3)
Kirk R. Manz	20,000	144,800	(3)
Jerrod N. Menz	—	—
Michael J. Blackburn	37,500	271,502	(3)

(1)	Represents the market value of the shares of our Common Stock underlying the restricted stock awards as of December 31, 2016, based on the closing price of our Common Stock, as reported on the NYSE, of $7.24 per share on December 31, 2016.
(2)	In connection with her resignation, and pursuant to the terms of the EIP, 23,336 shares of unvested restricted Common Stock held by Ms. Henderson were returned to the Company effective as of February 3, 2017.
(3)	Restricted Common Stock awards vest, subject generally to continued employment with the Company, in equal quarterly installments over a three-year period from the grant date: one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section titled “Executive Compensation” be included in this Proxy Statement.

AAC Holdings, Inc.

Compensation Committee

Jerry D. Bostelman (Chairman)

Lucius E. Burch, III

Darrell S. Freeman, Sr.

David C. Kloeppel

PROPOSAL 2: APPROVAL OF THE FIRST AMENDMENT TO THE 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,800,000 SHARES

At the Annual Meeting, our stockholders will be asked to approve the First EIP Amendment to the EIP, to increase the number of shares reserved for issuance thereunder by 1,800,000 shares. If the First EIP Amendment is approved at the Annual Meeting, it will become effective as of May 16, 2017. We believe approval of the First EIP Amendment is advisable to ensure the Company has enough shares of Common Stock available for its compensation programs.

Background and Purpose of the Proposal

The use of stock-based awards under the EIP has been a key component of our compensation program. Our Board of Directors adopted the EIP on June 3, 2014, in preparation for our IPO. The EIP helps us attract and retain talented officers, employees, directors and consultants and provides a means for those persons to acquire stock ownership or awards, the value of which is tied to our performance and the performance of our Common Stock. A further purpose of the EIP is to provide these officers, employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

The purpose of the First EIP Amendment is to increase the number of shares reserved for issuance by 1,800,000 shares. The Board of Directors unanimously approved the First EIP Amendment on February 21, 2017, subject to stockholder approval at the Annual Meeting. If the First EIP Amendment is approved by stockholders, we intend to file a registration statement on Form S-8 to register the additional shares reserved for issuance under the EIP. We believe that approval of the First EIP Amendment will give us the flexibility to continue making stock-based grants and other awards permitted under the EIP over the next three years in amounts determined appropriate by the Compensation Committee, or a subcommittee of the Compensation Committee; however, this timeline is simply an estimate used to determine the number of additional shares of Common Stock requested under the First EIP Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of our Common Stock, award levels and our hiring activity over the next few years. The closing market price of our Common Stock as of March 31, 2017 was $8.53 per share, as reported on the NYSE.

As of December 31, 2016, our potential dilution from issuances authorized under the EIP (which is the number of shares available for grant under the EIP, divided by the total number of shares of our Common Stock outstanding) is approximately 2.4%. If the First EIP Amendment is approved, the potential dilution from issuances authorized under the EIP as of December 31, 2016 will increase to approximately 10.0%. Please see “Summary of the Amended EIP—Shares Subject to the Amended EIP” for additional information regarding the number of available shares being requested pursuant to the First EIP Amendment. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Consequences of Failing to Approve the Proposal

The First EIP Amendment will not be implemented unless it is approved by stockholders. If the proposed First EIP Amendment is not approved by our stockholders, the EIP will continue in effect in its present form and we will continue to grant equity awards under the terms of the EIP until the shares remaining reserved for issuance are exhausted, which we estimate would otherwise occur in 2018, based on current expected equity grant practices. Failure of our stockholders to approve the First EIP Amendment also will not affect the rights of existing award holders under the EIP or under any previously granted awards under the EIP.

Summary of the Amended EIP

The following summary is qualified in its entirety by reference to the text of the Amended EIP, is not a complete description of all provisions of the Amended EIP and should be read in conjunction with, and is qualified in its entirety by reference to, (i) the complete text of the EIP, which was filed as Exhibit 10.3 to our Registration Statement on Form S-1 on July 11, 2014, and (ii) the First EIP Amendment, which is attached to this proxy statement as Appendix 1.

Eligibility. Awards may be granted under the Amended EIP to our officers, employees, directors (including non-employee directors) and consultants or any of our subsidiaries or other affiliates. Only officers and employees of us or any of our subsidiaries or other affiliates are eligible to receive incentive stock options.

Administration, Amendment and Termination. Our Compensation Committee has the power and authority to administer the Amended EIP. The Compensation Committee has the authority to interpret the terms and intent of the Amended EIP, determine eligibility for and terms of awards for participants and make all other determinations necessary or advisable for the administration of the Amended EIP. To the extent permitted by the terms of the Amended EIP, the Compensation Committee charter, and applicable law, our Compensation Committee may delegate certain authority under the Amended EIP to one or more officers or managers of us or any affiliate, or to a committee of such officers or managers under terms and limitations the Compensation Committee may establish.

Our Board of Directors may amend, alter, suspend, discontinue or terminate the Amended EIP at any time. No such action may be taken without the approval of stockholders if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to comply. Furthermore, subject to the Amended EIP’s repricing restrictions, the Compensation Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any award granted under the Amended EIP, prospectively or retroactively, provided that any such action that would materially and adversely affect the rights of any participant or any holder or beneficiary of any such award will not to that extent be effective without consent.

Awards. Awards under the Amended EIP may be made in the form of options, stock appreciation rights, restricted share awards, restricted share units, performance awards, other stock-based awards or any other rights, interest or options relating to shares or other property (including cash), whether singly, in combination, or in tandem.

Options. The Amended EIP permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Code and stock options that do not qualify as incentive stock options (i.e., nonqualified stock options). The exercise price of each stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The term of each stock option is fixed at the time of grant and may not exceed 10 years from the date of grant. The Compensation Committee, or a subcommittee of the Compensation Committee, determines when each option may be exercised. Options may be exercisable in installments. A participant may pay the exercise price of an option in cash or in cash equivalents, by tendering shares of Common Stock equal to the total exercise price, by surrendering option shares equal to the total exercise price, by a sale through a broker-dealer or in a combination of these forms, as permitted by the Compensation Committee, or a subcommittee of the Compensation Committee. The Amended EIP prohibits the repricing of stock options without stockholder approval.

Stock Appreciation Rights. A stock appreciation right provides the right to receive shares, cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a specified period of time. The Compensation Committee, or a subcommittee of the Compensation Committee, may grant stock appreciation rights subject to such terms and conditions and exercisable at such times as determined by the Compensation Committee, or a subcommittee of the Compensation Committee, and specified in the applicable award agreement. The term of each stock appreciation right is fixed at the time of grant and may not exceed 10 years from the date of grant. The price at which stock appreciation rights may be exercised will not be less than 100% of the fair market value of our Common Stock on the date of grant, unless the award is granted in substitution of an award held by an employee of a company we acquire. The Amended EIP prohibits the repricing of stock appreciation rights without stockholder approval.

Restricted Share Awards. A restricted share award is an award of shares that is subject to one or more restrictions and prohibitions regarding the transferability of the shares, for a period to be determined by the Compensation Committee, or a subcommittee of the Compensation Committee. The Compensation Committee, or a subcommittee of the Compensation Committee, has the discretion to determine the terms of any restricted share award including the number of shares subject to the award, the price (if any) paid for shares subject to the award and the minimum period over which a restricted share award may be vested. Unless otherwise determined by the Compensation Committee, or a subcommittee of the Compensation Committee, participants holding shares subject to restricted share awards may exercise full voting rights with respect to the shares during the restriction period and will be entitled to receive all dividends and other distributions with respect to the shares.

Restricted Share Units. A restricted share unit is an award of units denominated in shares and payable in shares or cash, which is subject to such performance and/or other conditions as are specified by the Compensation Committee, or a subcommittee of the Compensation Committee. The Compensation Committee, or a subcommittee of the Compensation Committee, has the discretion to determine the terms of any restricted share unit award, including the number of shares subject to such award and the minimum period over which the award may vest and be settled. Unless otherwise provided in the applicable award agreement, holders of restricted share units are not entitled to receive dividends and other distributions with respect to the units.

Performance Awards. The Amended EIP provides for the grant of performance awards, ultimately payable in Common Stock or cash (or a combination of stock and cash), as determined by the Compensation Committee, or a subcommittee of the Compensation Committee. Performance awards are conditioned upon the level of achievement of one or more stated performance goals over a specified performance period. Performance awards to covered employees may be designed to qualify as “performance-based compensation” under Section 162(m) to the extent the Compensation Committee, or a subcommittee of the Compensation Committee, so designates, in which case the grant, exercise, vesting or settlement of such performance award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria described below under “Proposal 3—Approval of the Material Terms of the 2014 Equity Incentive Plan for Purposes of Complying with Section 162(m) of the Internal Revenue Code.” The number of shares issued under or the amount paid under an award may be reduced by the Compensation Committee, or a subcommittee of the Compensation Committee, in its discretion.

Other Awards. In addition to the award types described above, the Amended EIP permits the following types of awards: (i) an award that is not an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit or Performance Award; and (ii) any other rights, interest or options relating to shares or other property (including cash). The terms and conditions of such awards will be specified by the Compensation Committee, or a subcommittee of the Compensation Committee, in the applicable award agreement.

Vesting of Certain Awards. Awards under the Amended EIP that vest solely based on continuing as an employee or service provider of the Company will vest in full as determined by the Compensation Committee, or a subcommittee of the Compensation Committee, and as set forth in the applicable award agreement (except if accelerated pursuant to a change in control (as defined in the Amended EIP)).

Shares Subject to the Amended EIP. Pursuant to the EIP, a maximum of 1,571,120 shares of Common Stock were available for grant of awards under the EIP. Since the adoption of the EIP, and through April 1, 2017, a total of 1,355,273 shares of Common Stock have been issued pursuant to or are subject to awards under the EIP, net of forfeitures and net of share settlement. Therefore, at April 1, 2017, a total of 215,847 shares of Common Stock were available, authorized and reserved for issuance under the EIP.

The First EIP Amendment would increase the total number of shares of Common Stock available for grant of awards under the Amended EIP by 1,800,000 shares, to 2,015,847 shares (based on the number of authorized shares available and reserved for issuance at April 1, 2017). The maximum number of shares of Common Stock available for grant of awards under the Amended EIP is subject to adjustment. See “Adjustment of Shares Subject to the Amended EIP” below.

Options and stock appreciation rights relating to no more than 200,000 shares may be granted to any participant during any single year. With respect to any “covered employee,” as defined in Section 162(m), the maximum annual number of shares in respect of which all performance awards may be granted under the Amended EIP is 150,000 and the maximum amount of performance awards denominated in cash that may be granted under the Amended EIP in any year is $3,000,000. Shares issued under the Amended EIP may be authorized but unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the Amended EIP that are forfeited or canceled, expires or are settled in cash will again be reserved for issuance under the Amended EIP. In the event that withholding tax liabilities arising from an award other than an option or stock appreciation right are satisfied by the tendering of shares or by the withholding of shares by us, the shares so tendered or withheld will again be reserved for issuance under the Amended EIP. Shares that are issued in connection with substitute awards will not reduce the shares available for awards under the Amended EIP or count against any limits otherwise set forth in the Amended EIP.

Non-Employee Director Awards. The Board of Directors may provide that all or a portion of a nonemployee director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board of Directors, be payable (either automatically or at the election of a non-employee director) in the form of non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards under the Amended EIP, including unrestricted shares. The Board of Directors will determine the terms and conditions of any such awards, including the terms and conditions which will apply upon a termination of the non-employee director’s service as a member of the Board of Directors, and will have full power and authority in its discretion to administer such awards, subject to the terms of the Amended EIP and applicable law.

Adjustment of Shares Subject to the Amended EIP. In the event of certain changes in our capitalization, the Compensation Committee will adjust, among other award terms, the number and class of shares, other securities or other property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be appropriate in an equitable and proportionate manner. Furthermore, the Compensation Committee will adjust the aggregate number and class of shares or other securities (or the number and kind of other property) with respect to which awards may be granted under the Amended EIP.

Effect of a Change in Control. The discussion below of the effects of a change in control (as defined in the Amended EIP) applies to outstanding awards unless otherwise provided in an award agreement. In the event of a change in control, if the successor company does not assume or substitute (or continue) outstanding awards, the awards immediately vest and, in the case of options and SARs, become fully exercisable. If outstanding awards are assumed or substituted (or continued) and a participant’s employment terminates within 24 months after a change in control (or such other period specified in the award agreement), except to the extent otherwise provided in any award agreement, outstanding awards immediately vest and, in the case of options and SARs, become fully exercisable.

In its discretion, the Compensation Committee may provide that in the event of a change in control (i) outstanding stock options and SARs will terminate within a specified number of days after notice to participants, (ii) participants will receive a payment (in cash, stock or other property) equal to the excess of the fair market value of the Common Stock immediately prior to the change in control over the exercise price or grant price, as applicable, of the options and SARs, and/or (iii) cancel without payment outstanding stock options and SARs if the fair market value of the Common Stock as of the change in control date is less than the exercise price of the options and SARs. In its discretion, the Committee may also further provide that in the event of a change in control all performance awards will be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the change in control), and any limitations or other restrictions will lapse and such performance awards will be immediately settled or distributed.

Qualified Performance-Based Compensation. Section 162(m) limits public companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their Chief Executive Officer and, based on recent IRS interpretation applicable to a “smaller reporting company”, such as the Company, the two most highly compensated executive officers, other than the Chief Executive Officer, determined at the end of each year. Qualified performance-based compensation is excluded from this limitation. The Amended EIP is designed to permit the Compensation Committee to grant performance awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) at such time as the Amended EIP becomes subject to Section 162(m); provided that our stockholders approve the 2014 prior to the end of the Transition Period, as described below.

The Compensation Committee, or a subcommittee of the Compensation Committee, may select performance targets based on one or more of the following performance measures relating to us, our subsidiaries, our operating units, our business segments or our divisions: total sales or revenues; sales or revenue per employee; earnings before interest, taxes, depreciation and/or amortization; operating income or profit (before or after taxes); operating margins, gross margins or cash margin; operating efficiencies; return on equity, assets (or net assets), capital, capital employed or investment; net income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonuses); earnings (gross, net, pre-tax, after tax or per share); utilization; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; gross or net profit margins; stock price or total stockholder return; cash flow or cash flow per share (before or after dividends); appreciation in and/or maintenance of the price of shares or other publicly-traded securities of the Company; client growth or sales; debt reduction; year-end cash; financial ratios, including those measuring activity, leverage, liquidity or profitability; cost of capital or assets under management; financing and other capital-raising transactions; revenue; market share; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures; or any combination thereof. Each performance target may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of us or any subsidiary, operating unit, business segment or division of us and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Compensation Committee, or a subcommittee of the Compensation Committee, may appropriately adjust any evaluation of performance under criteria set forth in the Amended EIP and may make downwards adjustments to the amounts payable pursuant to a performance award.

The Treasury Regulations under Section 162(m) provide that, in the case of a corporation that was not a publicly held corporation and then becomes a publicly held corporation, the $1,000,000 deduction limit does not apply to any remuneration paid pursuant to a compensation plan or agreement that existed during the period in which the corporation was not publicly held. A corporation may rely on this transition rule during a transition period, which ends upon the earliest of: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan or agreement; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. The transition relief applies to any compensation received pursuant the exercise of an option or a stock appreciation right, or the substantial vesting of restricted property, if the grant occurs on or before the end of this transition period.

Transferability. Awards under the Amended EIP are generally transferable only (i) by the applicable laws of descent and distribution, (ii) if permitted by the Compensation Committee, or a subcommittee of the Compensation Committee, to immediate family members or trusts or partnerships solely for the benefit of the participant’s immediate family members and (iii) if permitted by the Compensation Committee, or a subcommittee of the Compensation Committee, to a partnership or limited liability company whose only partners are persons described in clause (ii). Incentive stock options are transferable only as provided in clause (i) above.

Tax Withholding. A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended EIP, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to us. The Compensation Committee may permit tax withholding obligations to be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to surrender previously acquired shares.

Equity Compensation Plan Information and Burn Rate

Outstanding Awards and Available Shares. The following table provides information regarding the shares of our Common Stock that may be issued under the EIP as of December 31, 2016. The number of securities reported in column (c) as available for future issuance does not include any of the 1,800,000 additional shares that stockholders are being asked to approve at the Annual Meeting.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	—	$—	564,654	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	564,654

(1)	For information concerning our equity compensation plans, see the discussion in Note 12 to the Company’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(2)	Not taking into account the Amended ESPP, includes 142,827 shares available for future issuance under the ESPP at the end of 2016.

Burn Rate. At December 31, 2016, our three-year average annual “burn rate,” or percentage of weighted average shares outstanding granted under the EIP in the prior three years, was 1.8%, net of forfeitures and net of share settlement.

Certain U.S. Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to participants arising from participation in the Amended EIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended EIP may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Stock Options. The grant of a non-qualified stock option with an exercise price equal to the fair market value of the Common Stock on the date of grant is not generally a taxable event to the participant or us. Subject to the discussion “Section 83(b) Considerations” below, on the exercise of a stock option, a participant will recognize ordinary income to the extent that the fair market value of the Common Stock acquired pursuant to the exercise of the stock option, as of the exercise date, is greater than the exercise price of the stock option. Any income recognized by the participant as a result of the exercise of a stock option will be compensation income and will be subject to income and employment tax withholding at the time the Common Stock is acquired.

A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted, upon vesting, or upon exercise, although the difference between the exercise price and the fair market value on the date of exercise is an adjustment item for alternative minimum tax purposes and may subject the grantee to the alternative minimum tax.

Sale of Common Stock. The sale or other taxable disposition of Common Stock acquired upon the exercise of a stock option, including Common Stock received upon exercise of an incentive stock option more than two (2) years after grant of the option and one (1) year after exercise of the option, will be a taxable event to the participant. In general, the participant selling such Common Stock will recognize gain or loss equal to the difference between the amount realized by such participant upon such sale or disposition and the participant’s adjusted tax basis in such Common Stock. A participant’s adjusted tax basis in Common Stock purchased upon exercise of a stock option will generally be the amount paid for such shares plus the amount, if any, of ordinary income recognized on purchase. Upon a disposition of the Common Stock received upon exercise of an incentive stock option where the participant does not meet the holding periods referenced above, then: (1) if the sale price exceeds the exercise price, the participant will recognize gain equal to the excess of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the participant will recognize a loss equal to the difference between the exercise price and the sale price. Any gain or loss resulting from a sale or disposition of Common Stock obtained by the participant, either purchased or through the exercise of a stock option, generally will be taxed as capital gain or loss if such Common Stock was a capital asset in the hands of the participant and will be taxed as long-term capital gain or loss if at the time of any such sale or disposition the participant has held such Common Stock for more than one (1) year. The time that such participant holds a stock option (rather than the Common Stock attributable to such stock option) is not taken into account for purposes of determining whether the participant has held such Common Stock for more than one year. In addition, there are limits on the deductibility of capital losses by the participant.

Stock Appreciation Rights. The grant of a stock appreciation right with an exercise price equal to the fair market value of the Common Stock on the date of grant is not generally a taxable event to the participant or us. The exercise of a stock appreciation right will result in the participant recognizing ordinary income on the value of the stock appreciation right at the time of exercise. We will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a stock appreciation right. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of a stock appreciation right award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the stock appreciation right is exercised.

Other Stock-Based Awards. A participant who is granted any other stock-based award that is not subject to any vesting or forfeiture restrictions, will generally recognize, in the year of grant (or, if later, payment in case of shares of restricted stock and similar awards), ordinary income equal to the fair market value of the cash or other property received. If such other stock-based award is in the form a restricted stock unit or similar award that does not provide for the delivery of Common Stock or cash until a vesting condition has been satisfied, the participant would not generally recognize ordinary income until the date the vesting condition is satisfied and the shares or cash has been delivered to the participant. If such other stock-based award is in the form of property that is subject to restrictions, the participant would not recognize ordinary income until the restrictions lapse, unless the participant makes a Section 83(b) Election (as defined below). We are entitled to a deduction for the amount of ordinary income recognized by the participant with respect to the other stock-based award in the same year as the ordinary income is recognized by the participant.

Dividend Equivalent Rights. A participant who is granted dividend equivalent rights either alone or in connection with the grant of a stock option, stock appreciation right or certain other stock-based awards generally will recognize, in the year such dividend equivalent rights are paid in cash, compensation income equal to the amount of the payment; provided, that if the dividend equivalent rights are paid in the form of Common Stock subject to transfer and forfeiture restrictions, the considerations set forth above in “Certain Federal Income Tax Consequences—Section 83(b) Considerations” will apply. Dividends paid to a participant on account of dividend equivalent rights granted with respect to other stock-based awards with respect to which the participant has made a valid Section 83(b) Election may qualify for the reduced tax rates applicable to “qualified dividends” if certain other conditions are met. Participants eligible to make Section 83(b) Elections are urged to consult their personal tax advisors regarding the effects of a Section 83(b) Election. We are entitled to a deduction for the amount of ordinary income recognized by the participant with respect to the dividend equivalent rights in the same year as the ordinary income is recognized by the participant.

Performance-Based Awards. Payments made under performance-based awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance-based awards settled in Common Stock will recognize ordinary income equal to the fair market value of the Common Stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes a Section 83(b) Election to be taxed at the time of the grant. A Section 83(b) Election may not be available with respect to certain forms of performance awards. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the Common Stock awarded to a participant as a performance award. Unless a participant makes a Section 83(b) Election, his or her basis in the stock is its fair market value at the time the performance goals are met and the shares become vested.

Section 83(b) Considerations. Participants who acquire shares of Common Stock subject to a “substantial risk of forfeiture” (within the meaning of Treasury Regulation Section 1.83-3(c)) may make a Section 83(b) election (a “Section 83(b) Election”) with respect to such shares of Common Stock within thirty (30) days after the date of acquisition. If Common Stock acquired pursuant to an award (including through the exercise of a stock option or the Common Stock settlement of other awards) is subject to a substantial risk of forfeiture and a participant does not make a Section 83(b) Election, such participant would be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the Common Stock, on the date or dates that the Common Stock becomes free of the transfer and forfeiture restrictions, over the price paid for such Common Stock, if any. In contrast, a participant who makes the Section 83(b) Election will be required to include in income the excess, if any, of the fair market value of the Common Stock acquired over the price paid for such Common Stock, if any, and would not be subject to United States federal income tax upon the lapsing of any such transfer or forfeiture restrictions. Any further appreciation in the fair market value of such Common Stock generally will be taxed as a capital gain, rather than as ordinary income, as discussed more fully below. In addition, a participant who makes a Section 83(b) Election may choose when to recognize such capital gain, because once the Section 83(b) Election has been made, no other taxable event occurs with respect to such Common Stock until the disposition of such Common Stock. A Section 83(b) Election may be disadvantageous, however, if the participant was required to include amounts in income as a result of making the Section 83(b) Election and the Common Stock subsequently decreases in value, inasmuch as any losses recognized on a subsequent disposition of such Common Stock would be capital losses, the deductibility of which is subject to certain limitations. Additionally, if the participant ultimately forfeits the Common Stock, no deduction will be available to such participant with respect to any income inclusion that resulted from the Section 83(b) Election.

There can be no assurances as to whether the applicable tax rates will change or whether the value of the Common Stock will appreciate. A participant who purchases Common Stock subject to a substantial risk of forfeiture is urged to consult his or her personal tax advisor regarding the effects of a Section 83(b) Election.

Section 162(m). Section 162(m) generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” (as defined under Section 162(m)) is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. We generally intend that options granted with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. In addition, the Compensation Committee, or a subcommittee of the Compensation Committee, may also grant certain performance-based awards pursuant to the Amended EIP that may qualify as “performance-based compensation.” We will not necessarily limit executive compensation to amounts deductible under Section 162(m), however, if such limitation is not in the best interests of our stockholders and us.

Amended EIP Benefits

Members of our Board of Directors and our named executive officers have an interest in this proposal because they are eligible to received awards under the EIP. The following table shows the aggregate benefits received by our named executive officers, our executive officers as a group, our non-employee directors as a group and our non-executive officer employees under the EIP in fiscal 2016.

Name and Position	Number of Shares Subject to Restricted Share Awards		Grant Date Fair Value(1)
Michael T. Cartwright	—		—
Chairman and Chief Executive Officer
Candance A. Henderson(2)	20,000	(3)	$324,800
Former Chief Operating Officer
Kirk R. Manz	20,000	(3)	$324,800
Chief Financial Officer
Executive Officer Group (5 persons)	90,000	(3)	$1,461,600
Non-Executive Director Group (5 persons)	30,000		$487,200
Non-Executive Officer Employee Group	—		—

(1)	Based on the grant date fair value of the award on the date of grant. Restricted share awards are full value awards.
(2)	Ms. Henderson resigned as Chief Operating Officer of the Company and as Chief Operating Officer of AAC effective February 3, 2017. All unvested shares were forfeited upon Ms. Henderson’s resignation.
(3)	Indicates number of shares subject to a three-year restricted share award, net of forfeitures and net of share settlement. The actual number of shares that will vest is subject generally to continued employment with the Company.

New Plan Benefits

The future awards, if any, that will be made to eligible persons under the Amended EIP are subject to the discretion of the Compensation Committee, or a subcommittee of the Compensation Committee, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees, directors and consultants under the Amended EIP. Therefore, a New Plan Benefits Table is not provided.

Vote Required; Recommendation

Approval of the First EIP Amendment requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting. You may vote “for” or “against” this proposal or may “abstain” from voting for this proposal. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on such matter. Abstentions will have the same effect as a vote against Proposal 2. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

The Board of Directors recommends that stockholders vote FOR the approval of the First EIP Amendment.

PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE 2014 EQUITY INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

In addition to the approval of the First EIP Amendment, our stockholders are also being asked to approve the material terms of the performance goals under the Amended EIP at this time solely for the purposes of preserving our ability to deduct compensation that qualifies as “performance-based” compensation under Section 162(m). The Board is not amending or altering, nor seeking stockholder approval to amend or alter, the EIP under this Proposal 3, and the EIP, or Amended EIP if our stockholders approve Proposal 2, will continue in full force and effect.

Background and Purpose of the Proposal

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or certain of our other most highly compensated executive officers (within the meaning of Section 162(m)) (our “Covered Officers”) that exceeds $1 million in any single year. However, if the compensation paid to a Covered Officer qualifies as “performance-based” for Section 162(m) purposes, we may generally deduct it for federal income tax purposes even if it exceeds $1 million in a single year. The requirements of Section 162(m) for performance-based compensation include, but are not limited to, stockholder approval of the material terms of the performance goals under which compensation is paid and the re-approval of such performance goals no less frequently than every five (5) years. Because the material terms of the performance goals under the EIP have not yet been approved by our public stockholders, our Board is seeking approval of the performance goals at the Annual Meeting. Most awards granted to date under the EIP are designed to qualify as “performance-based” compensation within the meaning of Section 162(m). Most awards granted after the annual meeting will continue to be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) if our stockholders approve the material terms of the performance goals under the EIP at the Annual Meeting.

We believe that it is important to retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive or other considerations to offer compensation in excess of $1 million to a Covered Officer, our Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

The sole effect of stockholders’ approval of the material terms of the performance goals under the EIP is to facilitate our continued compliance with applicable legal requirements, so that certain incentive awards granted to our Covered Officers under the EIP may continue to qualify as tax deductible performance-based compensation under Section 162(m). However, even if this proposal is approved by our stockholders, there are additional requirements that must be satisfied for performance-based awards under the EIP to be fully deductible under Section 162(m). In addition, while approval of the performance goals is required for compensation to qualify as “performance-based compensation” under Section 162(m), it does not mean that all awards or other compensation under the EIP will qualify, or be intended to qualify, as performance-based compensation or otherwise be deductible.

Consequences of Failing to Approve the Proposal

If this Proposal 3 is not approved, the deductibility of awards granted to our Covered Officers in the future may be limited. This means that we may be limited in our ability to grant awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the Covered Officers and to pay appropriate compensation even if some of it may be non-deductible). For the avoidance of doubt, if this Proposal 3 is not approved by stockholders, we will continue to be able to grant performance-based awards under the Amended EIP regarding shares of our Common Stock; a portion of such compensation paid to any Covered Officer, however, may not be deductible for United States federal income tax purposes to the extent it exceeds $1 million in any year.

Material Terms

In addition to other requirements, in order for awards under the EIP to constitute “performance-based compensation,” the material terms of the EIP periodically must be approved by our public stockholders. Under Section 162(m), the material terms of the EIP that stockholders are being asked to approve are (i) the employees eligible to receive compensation under the EIP, (ii) the maximum amount of compensation that may be paid to an individual under the EIP during a specified period, and (iii) the list of business criteria on which performance goals may be based. Each of these items is discussed below, and stockholder approval of this proposal will be considered approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

Eligibility to Participate. Awards may be made under the EIP to any of our employees, including any employee who is an officer, and to any other service provider who, in the opinion of the Compensation Committee, or a subcommittee of the Compensation Committee, is in a position to make a significant contribution to our success. The Compensation Committee, or a subcommittee of the Compensation Committee, determines in its discretion which eligible persons will receive awards under the EIP. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Officer who is employed as of the end of the year, the performance goals described below may be applied to other senior officers if any of them could be deemed to be a Covered Officer under the Section 162(m) regulations during the time that they hold a performance award.

Maximum Amount of Compensation. The maximum number of shares of Common Stock that may be subject to nonqualified stock options and stock appreciation rights granted to any one participant during a calendar year is 200,000 shares. The maximum number of shares of Common Stock that may be subject to all performance awards granted to our covered employees in each calendar year is 150,000 shares. The maximum amount that may be paid in cash pursuant to performance awards granted to our covered employees is $3,000,000 million for each calendar year during the applicable performance period. These limits are not intended to suggest that the amount of compensation received by any covered employee or other participant will be the maximum in the Amended EIP.

Business Criteria. If the Compensation Committee, or a subcommittee of the Compensation Committee, determines that an eligible person is a Covered Officer or is likely to be a Covered Officer and the award is intended to qualify as “performance-based compensation” under Section 162(m), then the grant, exercise, vesting and settlement of the performance award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria below. Performance goals may vary among award recipients or among awards to the same recipient.

Performance goals set by the Compensation Committee, or a subcommittee of the Compensation Committee, may relate to one or more of the following objective business criteria (on an absolute basis or relative to the performance of other business entities) that the Compensation Committee, or a subcommittee of the Compensation Committee, determines is appropriate: total sales or revenues; sales or revenue per employee; earnings before interest, taxes, depreciation and/or amortization; operating income or profit (before or after taxes); operating margins, gross margins or cash margin; operating efficiencies; return on equity, assets (or net assets), capital, capital employed or investment; net income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonuses); earnings (gross, net, pre-tax, after tax or per share); utilization; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; gross or net profit margins; stock price or total stockholder return; cash flow or cash flow per share (before or after dividends); appreciation in and/or maintenance of the price of shares or other publicly-traded securities of the Company; client growth or sales; debt reduction; year-end cash; financial ratios, including those measuring activity, leverage, liquidity or profitability; cost of capital or assets under management; financing and other capital-raising transactions; revenue; market share; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures; or any combination thereof. At the time of the grant of an award intended to qualify as “performance-based compensation” and to the extent permitted under Section 162(m) and its regulations, the Compensation Committee, or a subcommittee of the Compensation Committee, may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

For a detailed description of the other principal terms of, certain tax consequences associated with participation in and other information regarding the Amended EIP, please see “Proposal 2: Approval of the First Amendment to the 2014 Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder by 1,800,000 Shares.”

Vote Required; Recommendation

Approval of the material terms of the Amended EIP for purposes of complying with the requirements of Section 162(m) requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting. You may vote “for” or “against” this proposal or may “abstain” from voting for this proposal. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on such matter. Abstentions will have the same effect as a vote against Proposal 3. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

The Board of Directors recommends that stockholders vote FOR the approval of the material terms of the Amended EIP for purposes of complying with the requirements of Section 162(m).

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES

At the Annual Meeting, our stockholders will be asked to approve the First ESPP Amendment to the ESPP, to increase the number of shares reserved for issuance thereunder by 250,000 shares. If the First ESPP Amendment is approved at the Annual Meeting, it will become effective as of May 16, 2017. We believe approval of the First ESPP Amendment is advisable to ensure the Company has enough shares of Common Stock available to provide an opportunity for eligible employees of the Company to become stockholders in the Company.

Background and Purpose of the Proposal

The ESPP is designed to provide our eligible employees and those of our participating subsidiaries with the opportunity to purchase shares of our Common Stock on periodic purchase dates through their accumulated payroll deductions. Our Board of Directors approved the ESPP on December 22, 2014, which was approved by our stockholders at our 2015 annual meeting. We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. The ESPP is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our Common Stock, and to help our employees share in the Company’s success through the appreciation in value of such purchased stock. The ESPP, together with our EIP, are important employee retention and recruitment vehicles.

The purpose of the First ESPP Amendment is to increase the number of shares reserved for issuance by 250,000 shares. The Board of Directors unanimously approved the First ESPP Amendment on February 21, 2017, subject to stockholder approval at the Annual Meeting. If the First ESPP Amendment is approved by stockholders, we intend to file a registration statement on Form S-8 to register the additional shares reserved for issuance under the ESPP. We believe that the approval of the First ESPP Amendment is necessary for us to continue to offer a competitive equity incentive program in the future. We believe that the addition of 250,000 shares to the maximum number of shares that may be sold under the ESPP will provide us with enough shares to continue to offer competitive equity compensation over the next three years; however, this timeline is simply an estimate used to determine the number of additional shares of Common Stock requested under the First ESPP Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of our Common Stock, award levels and our hiring activity over the next few years. The closing market price of our Common Stock as of March 31, 2017 was $8.53 per share, as reported on the NYSE.

Consequences of Failing to Approve the Proposal

The First ESPP Amendment will not be implemented unless it is approved by stockholders. If the proposed First ESPP Amendment is not approved by our stockholders, the ESPP will continue in effect in its present form and we will continue to give eligible employees the opportunity to purchase shares of our Common Stock under the terms of the ESPP until the shares remaining reserved for issuance are exhausted, which we estimate will occur in 2019, based on current expected grant practices. Failure of our stockholders to approve the First ESPP Amendment also will not affect the rights of existing option holders under the ESPP or under any previously granted awards under the ESPP.

Summary of the Amended ESPP

The following summary is qualified in its entirety by reference to the text of the Amended ESPP, is not a complete description of all provisions of the Amended ESPP and should be read in conjunction with, and is qualified in its entirety by reference to, (i) the complete text of the ESPP, which was filed as Exhibit 4.4 to our Registration Statement on Form S-8 on December 23, 2014, and (ii) the First ESPP Amendment, which is attached to this proxy statement as Appendix 2.

Eligibility. Employees of the Company and its participating subsidiaries (as designated by the Company) who own less than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary, and whose customary employment is more than 20 hours per week and more than five months in a calendar year are eligible to participate in the Amended ESPP. For the offering period under the ESPP that concluded on December 31, 2016, 269 employees actually participated in such offering.

Offering. The Amended ESPP will be implemented pursuant to option periods lasting for six months, commencing on January 1 and July 1 of each year and ending on June 30 and December 31 of each year. Each participant in the Amended ESPP will be granted an option on the first day of the offering period and the option will be automatically exercised on the last day of each offering period during the offering period using the contributions the participant has made for this purpose. Unless otherwise established by the Plan Administrator (as defined in the ESPP), the exercise price of the options granted under the Amended ESPP for any option period will be the lesser of 85% of the closing market price of the stock on the exercise date or 85% of the closing market price of the stock on the grant date.

Administration, Amendment and Termination. Our Compensation Committee has the power and authority to administer the Amended ESPP. The Compensation Committee has the authority to interpret the terms and intent of the Amended ESPP, determine eligibility for and terms of awards for participants and make all other determinations necessary or advisable for the administration of the Amended ESPP. To the extent permitted by the terms of the Amended ESPP, the Compensation Committee charter, and applicable law, our Compensation Committee may delegate certain authority under the Amended ESPP to one or more officers or managers of us or any affiliate, or to a committee of such officers or managers under terms and limitations the Compensation Committee may establish.

Our Board of Directors may at any time amend the Amended ESPP in any respect, including termination of the Amended ESPP, without notice to participants. If the Amended ESPP is terminated, all options outstanding at the time of termination shall become null and void and the balance in each participant’s contribution account will be paid to such participant, without interest. Notwithstanding the foregoing, the Amended ESPP may not be amended to increase the number of shares reserved for issuance under the Amended ESPP without the approval of our stockholders.

Shares Subject to the Amended ESPP. Pursuant to the ESPP, a maximum of 250,000 shares of Common Stock were available for sale under the ESPP. Since the adoption of the ESPP, and through April 1, 2017, a total of 107,173 shares of Common Stock have been issued under the ESPP. Therefore, at April 1, 2017, a total of 142,827 shares of Common Stock were authorized and reserved for issuance under the ESPP.

The First ESPP Amendment would increase the total number of shares of Common Stock available for grant of awards under the Amended ESPP by 250,000 shares, to 392,827 shares (based on the number of authorized shares available and reserved for issuance at April 1, 2017). The maximum number of shares of Common Stock available for grant of awards under the Amended ESPP is subject to adjustment. See “Adjustment of Shares Subject to the Amended ESPP” below.

Special Limitations. The Amended ESPP imposes certain limitations on a participant’s rights to acquire Common Stock, including the following: (i) options may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates; (ii) unless otherwise approved by the Plan Administrator in advance for future offering periods, the maximum number of shares that may be purchased by a participant on an exercise date will be 2,500 shares of our Common Stock (subject to any adjustment pursuant to stock splits, recapitalizations, dividends or other similar events); and (iv) no participant may assign, transfer or otherwise alienate any options granted to such participant under the Amended ESPP, other than by the participant’s last will and testament and by the applicable laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by such participant.

Termination of Participation. A participant’s rights to acquire Common Stock will terminate upon the participant’s election to withdraw from the Amended ESPP, including as a result of death, retirement at age 65 or disability. Any payroll deductions that the participant may have made with respect to the terminated purchase right will be refunded to the participant if the election to withdraw from the Amended ESPP is received by the Company prior to the end of an offering period. A purchase right will also terminate upon the participant’s termination of employment. Any payroll deductions that the participant may have made during the offering period in which the termination occurs will be refunded to the participant and the option granted to such participant will be null and void. In addition, the Board of Directors has specifically reserved the right to terminate the Amended ESPP at any time.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by such participant’s option until the shares of Common Stock are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of the purchase. When the shares are purchased, such rights of ownership will include the right to vote, the right to receive declared dividends, the right to share in the assets of the Company in the event of liquidation, the right to inspect the Company’s books and the right to pledge or sell such shares of Common Stock subject to the restrictions in the Amended ESPP and the Company’s written policies and procedures.

Adjustment of Shares Subject to the Amended ESPP. In the event of certain changes in our capitalization, the Plan Administrator will adjust the number of shares of Common Stock reserved for purchase under the Amended ESPP and the calculation of the exercise price as the Plan Administrator determines to be appropriate in an equitable and proportionate manner.

Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion, create special option periods for individuals who become eligible participants solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets, and may provide for special purchase dates for employees who will cease to be eligible participant’s solely in connection with the disposition of all or a portion of any subsidiary of the Company or a portion of the Company, which option periods and rights granted pursuant thereto will be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

Certain U.S. Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to participants arising from participation in the Amended ESPP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended ESPP may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. No taxable income is recognized by a participant either at the time a right is granted to purchase stock under the Amended ESPP or at the time shares are purchased thereunder. If a participant does not dispose of shares acquired under the Amended ESPP before two years after the “date of grant” (which for each subscription period is the last day on which stock is traded before the enrollment period preceding that subscription period), upon such qualifying disposition the lesser of (a) the excess of the amount realized on sale of the stock over the purchase price or (b) 15% of the market value of the shares on the date of grant will be subject to federal income tax. Federal long-term capital gain tax will apply to the excess, if any, of the sale’s proceeds on the date of disposition over the sum of the purchase price and the amount of ordinary income recognized upon disposition. If a qualifying disposition produces a loss (the value of the shares on the date of disposition is less than the purchase price), no ordinary income will be recognized and federal long-term capital gain loss will apply, provided that the disposition involves certain unrelated parties.

If a participant disposes of the shares earlier than two years after the date of grant, upon such disqualifying disposition the difference between the purchase price and the market value of the shares on the date of purchase (the last day of a subscription period) will be taxed to the participant as ordinary income and will be deductible by us. The excess, if any, of the sale proceeds over the market value of the shares on the date of purchase will be taxed as long-term or short-term capital gain, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gains to a participant, except to the extent that ordinary income is recognized by a participant upon a disposition of shares earlier than two years after the date of grant.

Amended ESPP Benefits

Certain of our named executive officers have an interest in this proposal because they are eligible to participate in the ESPP. Mr. Cartwright, our Chairman and Chief Executive Officer, and Mr. Menz, a Co-founder, current employee, former President, former member of the Board of Directors and current director nominee, each own in excess of 5% of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary and are therefore not eligible to participate in the ESPP. Non-employee members of our Board of Directors are also not eligible to participate in the ESPP. The following table shows, as to the listed individuals and specified groups, the number of shares of Common Stock purchased under the ESPP during fiscal 2016.

Name and Position	Number of Shares Number of Shares Purchased under the ESPP
Candance A. Henderson	1,349
Former Chief Operating Officer
Kirk R. Manz	1,349
Chief Financial Officer
Executive Officer Group (4 persons)	5,396
Non-Executive Officer Employee Group	73,695

New Plan Benefits

The future awards, if any, that will be made to eligible participants under the Amended ESPP are subject to the discretion of the Plan Administrator and our employees decision to participate in the Amended ESPP, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers and employees under the Amended ESPP. Therefore, a New Plan Benefits Table is not provided.

Vote Required; Recommendation

Approval of the First ESPP Amendment requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting. You may vote “for” or “against” this proposal or may “abstain” from voting for this proposal. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on such matter. Abstentions will have the same effect as a vote against Proposal 4. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

The Board of Directors recommends that stockholders vote FOR the approval of the First ESPP Amendment.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice.

Fees Paid to BDO USA, LLP

The following table presents fees for professional services rendered by BDO USA, LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2015, and fees incurred for other services rendered by BDO USA, LLP for such years:

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$764,271	$901,600
Audit-Related Fees(2)	42,092	16,000
Tax Fees(3)	99,473	185,294
All Other Fees	—	—

Total Fees	$905,836	$1,202,894

(1)	Consist primarily of fees billed for the audit of our annual financial statements and the review of our quarterly financial statements and services provided in connection with registration statements and periodic reports filed with the SEC.
(2)	Consist primarily of fees billed for the audit of our employee benefit plan and due diligence procedures.
(3)	Consist primarily of fees billed for tax compliance services and other tax planning and tax advice services.

Pre-Approval Policy

The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor and must pre-approve all audit and non-audit services to be provided by our independent auditor, other than certain de minimus non-audit services. The Audit Committee has adopted a policy pursuant to which it pre-approves 100% services to be provided by and fees to be paid to our independent auditor. For 2016, all services provided by BDO USA, LLP were pre-approved by the Audit Committee. All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required; Recommendation

Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting. You may vote “for” or “against” this proposal or may “abstain” from voting for this proposal. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on such matter. Abstentions will have the same effect as a vote against Proposal 5. The Audit Committee will consider a vote against BDO USA, LLP by the stockholders in selecting our independent registered public accounting firm in the future.

The ratification of the appointment of BDO USA, LLP is a routine matter and may be voted upon by banks, brokerage firms or other nominees without instruction from the beneficial owner of such shares. Consequently, proxies submitted by banks, brokerage firms or other nominees for shares beneficially owned by other persons may, in the absence of specific instructions from such beneficial owners, vote the shares for or against the ratification of the appointment of BDO USA, LLP at the discretion of the bank, brokerage firm or other nominee.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Audit Committee and the Board of Directors recommend that the stockholders vote FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2016, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with its independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

AAC Holdings, Inc.

Audit Committee

David C. Kloeppel (Chairman)

Darrell S. Freeman, Sr.

Richard E. Ragsdale

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

Our Articles of Incorporation and our Bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. However, our Board of Directors recognizes that transactions or relationships between us and our subsidiaries and our directors, executive officers, immediate family members of our executive officers and directors and greater than 5% beneficial owners of our Common Stock may present a heightened risk of conflicts of interest or the perception thereof. As a result, the Board of Directors has adopted a written Related Party Transaction Policy (the “Policy”) to ensure that all related party transactions shall be subject to approval or ratification in accordance with the procedures set forth in the Policy.

Prior to the entry of any potential related party transaction, such transaction, arrangement or relationship, together with a summary of all material information concerning such transaction, arrangement or relationship, shall be reported to our Chief Legal Officer and General Counsel for evaluation. If our Chief Legal Officer and General Counsel determines that the transaction is a related party transaction and is not subject to the exceptions described in the Policy, the Chief Legal Officer and General Counsel will submit the transaction to the Audit Committee for consideration. In the event our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer and General Counsel or Chief Accounting Officer becomes aware of a related party transaction that has not been previously approved or ratified, the transaction will promptly be submitted to the Audit Committee or its chair, which will evaluate all available options, including ratification, amendment or termination of the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee will annually review each new or continuing related party transaction to determine if we should enter into or continue such related party transaction. Despite the existence and application of the Policy, we cannot assure you that the Policy or provisions of law will always be successful in eliminating the influence of conflicts of interest (whether actual or perceived), and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Related Party Transactions

Vaco Relationship

We are party to certain placement agreements with Vaco Nashville, LLC, an entity substantially owned by Vaco. Mr. Bostelman, one of our non-employee directors, is an executive officer and significant owner of Vaco. Vaco Nashville, LLC has provided us accounting professionals to bolster our accounting department and is typically paid 25% of each employee’s first year salary as a placement fee or paid an hourly rate for temporary professional services. We paid aggregate fees to Vaco Nashville, LLC of $154,486 in 2016.

Related Party Acquisition Debt

On August 31, 2012, the Company acquired certain assets of AJG Solutions, Inc. (d/b/a Treatment Solutions Network) and its subsidiaries and the equity of B&B Holdings Intl LLC (collectively, the “TSN Acquisition”). At the time of the TSN Acquisition, AJG and B&B were jointly owned by two individuals, each of whom became employees of the Company following the acquisition.

In connection with the TSN Acquisition, AAC issued to Michael J. Blackburn, Senior Vice President of Business Development, two separate subordinated notes. The first note was issued in the principal amount of $600,000 and was paid in full in March 2013. The second note was issued in the principal amount of

$3.1 million. In March 2013, Mr. Blackburn converted $500,000 of the 3.125% tranche of the note into shares of AAC common stock at a conversion price per share of $5.24. In connection with this conversion, AAC issued to Mr. Blackburn an amended and restated subordinated promissory note in the principal amount of $2.4 million payable in two tranches: (i) $0.9 million accrues interest at 5% annually and is payable in equal installments of $33,418 per month through September 2015 and (ii) $1.5 million accrues interest at 3.125% annually and is payable in one balloon payment due on August 31, 2015. The $900,000 of the $2.4 million payable was paid in full in September 2015. In addition, in August 2015 AAC amended the subordinated promissory note to (i) extend the maturity date of the remaining $1.5 million to February 2016 and, (ii) increase the interest rate to 6.25% per annum. In connection with such amendment, AAC made a principal payment to Mr. Blackburn of $250,000. On February 29, 2016, AAC repaid in full the outstanding balance of the subordinated promissory note, including $1.2 million of principal and $0.2 million of accrued interest.

American Construction & Development

American Construction & Development, Inc. (“AC&D”), a general construction firm beneficially owned by Jose Orozco, our Vice President of Development, completed certain of our development projects in 2016 as a general contractor. We reimbursed AC&D for its direct and indirect costs associated with the development projects it managed for us. During 2016, we made aggregate payments to AC&D of $829,090.

Airplane Lease

AMC, Inc. (“AMC”), an entity beneficially owned by Mr. Cartwright, our Chairman and Chief Executive Officer, owns an airplane that the Company uses for business purposes in the course of our operations pursuant to a written lease agreement. We pay AMC an hourly rate for use of the airplane as well as fuel and certain maintenance costs. During 2016, we made aggregate payments of $893,195 to AMC.

Employment

Michael Stetar, who serves as our Chief Technology Officer, was hired in December 2010. Mr. Stetar is the brother-in-law of Mr. Menz, a Co-founder, current employee, former President, former member of the Board of Directors and current director nominee. Mr. Stetar earned compensation (including stock-based compensation) of $443,133 in 2016.

Beth Stetar, who is an employee and oversees our Verification of Benefits department, is the sister of Mr. Menz, a Co-founder, current employee, former President, former member of the Board of Directors and current director nominee, and the spouse of Mr. Stetar. Ms. Stetar earned compensation (including stock-based compensation) of $143,192 in 2016.

Following the acquisition of Clinical Revenue Management Services, LLC (“CRMS”), which provides client billing and collection services to AAC, Tina F. Cartwright has served as the Chief Executive Officer of CRMS. Ms. Cartwright is the spouse of Mr. Cartwright, our Chairman and Chief Executive Officer. Ms. Cartwright earned compensation (including stock-based compensation) of $524,522 in 2016.

GENERAL INFORMATION

Stockholder Proposals for 2018 Annual Meeting

The 2018 annual meeting of stockholders is expected to be held on or about May 15, 2018, although this date may change. Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2018 annual meeting of stockholders must be received by us at our principal executive offices at 200 Powell Place, Brentwood, Tennessee 37027 no later than the close of business on December 15, 2017 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.

If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is a stockholder of record at the time the stockholder gives notice and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. For a stockholder proposal to be considered timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 16, 2018 and not later than February 15, 2018); provided, however, that in the event our annual meeting is more than 30 days before or after the date of the first anniversary of the preceding year’s annual meeting of stockholders, then to be timely such notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2016 pursuant to Rule 16a-3(e) of the Exchange Act and/or written representations from Reporting Persons that they were not required to file a Form 5 for the fiscal year, the Company believes that all Reporting Persons filed the required reports on a timely basis.

Annual Report to Stockholders and Annual Report on Form 10-K

A copy of this Proxy Statement and our 2016 Annual Report to Stockholders has been posted on the website proxyvote.com. Our Annual Report to Stockholders is not proxy soliciting material.

Our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, including the consolidated financial statements is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2016, including all exhibits may be obtained from our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “SEC Filings” or received free of charge by writing to AAC, 200 Powell Place, Brentwood, Tennessee 37207.

Delivery of Proxy Materials to Stockholders Sharing an Address

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure with respect to registered holders of its Common Stock, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of Common Stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement, the 2016 Annual Report to Stockholders or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

Cost of Proxy Solicitation

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person, by telephone or by other means of communication.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

APPENDIX 1

FIRST AMENDMENT TO THE AAC HOLDINGS, INC. 2014 EQUITY INCENTIVE PLAN

This First Amendment (the “First Amendment”) to the AAC Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”), is made effective as of May 16, 2017 (the “Amendment Effective Date”), by AAC Holdings, Inc., a Nevada corporation (the “Company”), subject to approval by the Company’s stockholders.

WHEREAS, the board of directors (the “Board”) of the Company has adopted the First Amendment, subject to approval by the Company’s stockholders;

WHEREAS, pursuant to Section 4.1(a) of the Plan, a total of 1,571,120 shares of the common stock, $0.001 par value, of the Company (the “Shares”) have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of Shares issuable under the Plan to 3,371,120 Shares, including shares previously issued thereunder; and

WHEREAS, Section 14.1 of the Plan permits the Board to amend the Plan from time to time, subject only to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of the stockholders of the Plan as amended at the Company’s Annual Meeting of Stockholders on May 16, 2017:

1. Section 4.1(a) of the Plan shall be, and hereby is, amended to increase the aggregate number of Shares issuable thereunder to 3,371,120 and such section is thereby to read as follows:

“Subject to the provisions of Section 4.2 hereof, a total of 3,371,120 Shares shall be authorized for grant under the Plan. Of such Shares authorized, a total of 3,371,120 Shares may be granted pursuant to the exercise of Incentive Stock Options.”

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment as of the Amendment Effective Date.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Name: Its:	Michael T. Cartwright Chairman and Chief Executive Officer

A-1

APPENDIX 2

FIRST AMENDMENT TO THE AAC HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

This First Amendment (the “First Amendment”) to the AAC Holdings, Inc. Employee Stock Purchase Plan (the “Plan”), is made effective as of May 16, 2017 (the “Amendment Effective Date”), by AAC Holdings, Inc., a Nevada corporation (the “Company”), subject to approval by the Company’s stockholders.

WHEREAS, the board of directors (the “Board”) of the Company has adopted the First Amendment, subject to approval by the Company’s stockholders;

WHEREAS, pursuant to Section 6.1 of the Plan, a total of 250,000 shares of the common stock, $0.001 par value, of the Company (the “Shares”) have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of Shares issuable under the Plan to 500,000 Shares, including shares previously issued thereunder; and

WHEREAS, Section 9.1 of the Plan permits the Board to amend the Plan from time to time; provided, that no amendment of the Plan shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2 of the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of the stockholders of the Plan as amended at the Company’s Annual Meeting of Stockholders on May 16, 2017:

1. Section 6.1 of the Plan shall be, and hereby is, amended to increase the aggregate number of Shares issuable thereunder to 500,000 and such section is thereby to read as follows:

“The Company shall reserve five hundred thousand (500,000) shares of Stock for issuance upon exercise of the options granted under this Plan or any Non-423(b) Offering. If any option granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such option shall again become available for issuance under the Plan.”

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment as of the Amendment Effective Date.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Name: Its:	Michael T. Cartwright Chairman and Chief Executive Officer

A-2

American Addition Centers 1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000331263_1 R1.0.1.15 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Jerry D. Bostelman 02 Lucius E. Burch, III 03 Michael T. Cartwright 04 Darrell S. Freeman, Sr. 05 David C. Kloeppel 06 Jerrod N. Menz 07 Richard E. Ragsdale 08 Darryl E. Rouson AAC HOLDINGS, INC. 200 POWELL PLACE BRENTWOOD TN 37027 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Proposal to amend our 2014 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,800,000 shares. 3. Proposal to approve the material terms of our 2014 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. 4. Proposal to amend our Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares. 5. Proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnerships, please sign in full corporate or partnership name, by authorized officer.

0000331263_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com AAC HOLDINGS, INC. Annual Meeting of Stockholders May 16, 2017 2:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Michael T. Cartwright and Kathryn Sevier Phillips, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AAC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CDT on May 16, 2017, at 200 Powell Place, Brentwood, TN 37027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side